Exhibit 10.1

Lease Reference No: KBTP2-Techview-1-039-00100

Date: 03 Jul 2012	STRICTLY CONFIDENTIAL

Ultratech SE Asia Pte. Ltd.

1 Kaki Bukit View, #02-01 Techview

Singapore 415941

Attention:	Mr Dave Ghosh
Vice President
(Human Resources & Corporate Services)

Dear Mr Ghosh,

LEASE OF #02-01, #02-02 & #02-02A,1 KAKI BUKIT VIEW TECHVIEW SINGAPORE 415941

This offer shall supercede our letter of offer dated 27 April 2012.

1	TERMS OF OFFER

On behalf of HSBC Institutional Trust Services (Singapore) Limited As Trustee of Ascendas Real Estate Investment Trust (‘Landlord’), we are pleased to offer you, Ultratech SE Asia Pte. Ltd. (‘Tenant’), a lease of the premises (‘Premises’) (described below in paragraph 1.1) which forms part of the building (‘Building’) located at 1 Kaki Bukit View Techview Singapore 415941, subject to the Standard Terms, Covenants and Conditions attached in Appendix 1 (‘Covenants’) and the following terms, covenants and conditions (where the definitions set out in the Covenants have been adopted):

1.1	PREMISES

(a)	Unit No(s)	Techview #02-01, #02-02 and #02-02A

(b)	Demarcation	(for purpose of identification only) edged in red in the attached plan(s) marked as Attachment 1.

1.2	FLOOR AREA

Unit No(s)	Floor Area (sm)
(where temporary occupation permit (‘TOP’) for the Building has not yet been issued, the Floor Area is subject to final survey)

Techview #02-01	1,232.00
Techview #02-02	456.00
Techview #02-02A	456.00

Total	2,144.00

Ascendas Services Pte Ltd

Co Reg No: 199600003W 61 Science Park Road, #04-01 The Galen, Singapore Science Park II, Singapore 117525	Please Initial g

Tel +65 6774 1033 Fax +65 6778 4761 Email ascendas@ascendas.com

ascendas.com

(a)

Where the TOP for the Building has not yet been issued, the Floor Area as indicated herein is subject to a final survey to be performed by a surveyor appointed by the Landlord, if such survey is required by the Landlord. The Floor Area as determined from the results of such survey shall be final and binding upon the Tenant

(b)

Where the Floor Area is adjusted following such survey, all references to the Floor Area in the Lease shall refer to such Floor Area as determined by the Landlord and there shall be an adjustment of the Gross Rent (with effect from the Commencement Date), the Renovation Deposit and the Security Deposit, all calculated with reference to the revised Floor Area.

1.3	PERMITTED USE

(a) Permitted Use	Installing and servicing photoLithography equipment for electronics industry for the business of the Tenant and not for any other purpose.

(b) Business Licence / Approval	The Tenant is responsible for obtaining and keeping in force all necessary approvals required by law for the operation of its business in the Premises, at its own cost and expense.

1.4	LEASE TERM

Term	60 months commencing on:

(i) where the TOP has already been issued: 15 June 2013; (the ‘Commencement Date’).

1.5	RENT AND OTHER PAYMENTS (EXCLUSIVE OF GST)

(a) The Monthly Net Rent and Monthly Service Charge shall be as follows:-

Unit	Net Monthly Rent Rate (psm)	Monthly Service Charge Rate (psm)	Gross Monthly Rent Rate (psm)	Net Monthly Rent	Monthly Service Charge	Gross Monthly Rent	Applicable Period
Techview #02-01, #02-02 and #02-02A	$21.08	$5.83	$26.91	$45,195.52	$12,499.52	$57,695.04	15 June 2013 to 14 June 2014
Techview #02-01, #02-02 and #02-02A	$21.62	$5.83	$27.45	$46,353.28	$12,499.52	$58,852.80	15 June 2014 to 14 June 2015

Please Initial g
ascendas.com

Unit	Net Monthly Rent Rate (psm)	Monthly Service Charge Rate (psm)	Gross Monthly Rent Rate (psm)	Net Monthly Rent	Monthly Service Charge	Gross Monthly Rent	Applicable Period
Techview #02-01, #02-02 and #02-02A	$22.16	$5.83	$27.99	$47,511.04	$12,499.52	$60,010.56	15 June 2015 to 14 June 2016
Techview #02-01, #02-02 and #02-02A	$22.69	$5.83	$28.52	$48,647.36	$12,499.52	$61,146.88	15 June 2016 to 14 June 2017
Techview #02-01, #02-02 and #02-02A	$23.23	$5.83	$29.06	$49,805.12	$12,499.52	$62,304.64	15 June 2017 to 14 June 2018

(b)	The charges shown above are exclusive of goods and services tax (‘GST’) and other taxes payable by the Tenant under the Covenants.

(c)	The Service Charge shown above is subject to increase as provided in Clause 5.1.2 of the Covenants.

(d)

Unless otherwise provided in this letter (‘Offer Letter’) or in any side/amendment/variation letters (‘Side Letters’), the Tenant must pay the Monthly Gross Rent monthly in advance, on the first day of each month of the Term. The pro-rated Monthly Gross Rent for any part of a month must be paid in advance on the first day of that month, which will be apportioned on a daily basis (based on the actual number of days in that month).

(e)	Upon acceptance of this offer, the Tenant must pay to the Landlord in advance one (1) full month’s Gross Rent (including GST) for the period of one (1) month from the Commencement Date.

(f)

In addition to the Monthly Gross Rent, the Landlord is also entitled to impose charges for the use of any part of the Common Property (defined in the Covenants) at a rate to be determined by the Landlord based on the area of any part of the Common Property used by the Tenant (‘Ancillary Site’). The Landlord may require the Tenant to sign a separate side letter or enter into a licence or tenancy agreement or such other documents and on such terms and conditions as the Landlord may require in respect of the Ancillary Site.

1.6	SECURITY DEPOSIT

Security Deposit	5.00 months’ Gross Rent

Security Deposit Amount	$311,523.20

Please Initial g
ascendas.com

Time for Payment of Security Deposit Amount	Upon the Tenant’s acceptance of this offer.

Mode of Payment	Cash

1.7	TENANT’S WORKS

The Tenant must obtain the prior written consent of the Landlord for the Tenant’s Works in respect of the Premises which may be required by the Tenant for the use and enjoyment of the Premises and comply with all other stipulations set out in Clause 4.1 of the Covenants and the Tenants’ Guide.

1.8	RENOVATION DEPOSIT

Renovation Deposit

Based on the rate of $15.00 per square metre of the Floor Area of the Premises and subject to a minimum of $2,000.00, the Renovation Deposit of $32,160.00 for the proposed Fitting Out Works must be placed with the Landlord on acceptance of this offer.

1.9	CAR PARK LOTS

(a)	Number of allocated car park lots	: 10 car park lot(s) will be allocated to the Tenant at prevailing rates.

(b)	Allocation of car park lots is subject to the following:-
	(i)	Tenant’s compliance with relevant government regulations (where applicable);
	(ii)	Landlord’s prevailing policies; and
	(iii)	Availability.

The Landlord reserves the right to revise the allotment from time to time.

1.10	REQUISITE APPROVALS & SUBLET FEE

(a)	This offer of the lease of the Premises and acceptance is subject to:

(i)

the Tenant obtaining approval from the relevant authorities (including, where necessary, Jurong Town Corporation) for the use of the Premises for the Tenant’s operations (to be obtained by the Tenant in accordance with paragraph 1.3 above); and

(ii)	where required, the approval from the Head Landlord for the lease of the Premises to the Tenant

(collectively the ‘Requisite Approvals’).

Please Initial g
ascendas.com

(b)

The Tenant shall furnish any information and/or documents forthwith to the Landlord upon the Landlord’s request to assist the Landlord to obtain the approval from the Head Landlord for the lease of the Premises to the Tenant. The Tenant shall pay all fees charged or chargeable by the Head Landlord in respect of approval for the subletting of the Premises by the Landlord to the Tenant for the Term (including any subletting fees). The Tenant shall reimburse the Landlord for any fees paid by the Landlord to the Head Landlord in advance and on the Tenant’s behalf.

(c)

In the event that the aforesaid approval/s is/are not obtained, it is hereby agreed between the parties hereto that the Landlord shall give written notice to the Tenant of such fact, and the Landlord shall, within one (1) month of the Tenant’s receipt of the Landlord notice, refund to the Tenant all deposits paid hereunder by the Tenant without interest (subject however to appropriate deductions for any breach or damage done to the Premises and/or the Building by the Tenant). The Landlord shall also refund back to the Tenant the legal fees and/or stamp duties paid by the Tenant provided always that the same have not been expended for legal work rendered or for payment of stamp duty. The Tenant shall, however, be liable for payment of all rent, service charge, air-con charges, utilities and other charges payable hereunder for the period of time that the Tenant had occupied the Premises until and including the day that the Premises is handed back to the Landlord in the state and condition satisfactory to the Landlord. Prior to the handing over of the Premises back to the Landlord, the Tenant shall, at its own costs and expense, reinstate the Premises back to its original bare state and condition. Thereafter, this Agreement shall be null and void and neither party shall have any claims against the other in respect of any damages, compensation, costs, expenses, losses or otherwise arising out of or in connection therewith, save as provided in this Clause.

(d)	The approved business activities shall not be changed without prior approval from the relevant authorities.

1.11	FLOOR LOADING

The Tenant shall not be permitted to place or allow to be placed any load on the floor slab in excess of :

Storey	Floor Loading (kN per square metre)
1	12.5
2	12.5
3	10
4	7.5
5	7.5

Please Initial g
ascendas.com

1.12	COSTS & EXPENSES OF LEASE

Any costs and expenses incurred by the Landlord to draw up this Offer Letter and the Covenants and as a result of any negotiation to amend this Offer Letter or the Covenants shall be borne by the Tenant on a full indemnity basis and paid on demand including but not limited to legal fees, stamp duties payable on this Offer Letter and payable as a result of an increase in Gross Floor Area pursuant to paragraph 1.2(a) above and the Landlord’s administrative charges.

1.13	SPECIAL CONDITIONS

In addition to the terms, covenants and conditions contained in this Offer Letter and the Covenants, the parties must comply with and be bound by the terms, covenants and conditions on their respective parts set out in Attachment 2 (“Special Conditions”). In the event of any inconsistency between the terms, covenants and conditions set out in the Special Conditions and those contained in this Offer Letter, the terms, covenants and conditions set out in the Special Conditions shall prevail.

1.14	INTERPRETATION

(a)	Unless the context otherwise requires, all definitions, terms and references used in this Offer Letter will have the same meanings given to them in the Covenants.

(b)	The Appendix and Attachments to this Offer Letter shall be binding on the parties and be construed as an integral part of this offer.

2	ACCEPTANCE

2.1	In order to accept this offer, please let the Landlord have the items listed below (each an ‘Acceptance Item’ and together, the ‘Acceptance Items’.):-

(a)	Both copies of this Offer Letter with the Acceptance portion duly signed by the Tenant’s authorized signatory;

(b)	A cashier’s order/cheque drawn in favour of “HTSG NC ASCENDAS REIT” for the total amount set out in the Statement of Accounts attached to this Offer Letter as Attachment 3;

(c)	A cashier’s order/cheque drawn in favour of “Commissioner of Stamp Duties” for the Stamp Duty amount set out in the Statement of Accounts attached to this Offer Letter as Attachment 3;

2.2

For the avoidance of doubt, the Landlord hereby confirms that this offer will only be deemed to have been accepted by the Tenant on the date of receipt by the Landlord of all the Acceptance Items or where they are given separately, the date of receipt of the last Acceptance Item.

Please Initial g
ascendas.com

2.3

Payments made prior to the receipt of the last Acceptance Item may be cleared by the Landlord upon receipt However, if the remaining Acceptance Items are not received by the Landlord within 7 days from the date of this Offer Letter (the ‘Acceptance Period’), (or such other date as the Landlord may agree), the offer herein shall, unless the Landlord otherwise agrees, lapse and there shall be no contract between the Tenant and the Landlord in respect of the lease of the Premises. All payments received by the Landlord from the Tenant pursuant to this letter shall be forfeited without affecting any other rights or remedies of the Landlord and the Tenant shall have no claim of whatever nature against the Landlord.

3	DECLARATION FORM

3.1

The Tenant shall furnish to the Landlord the completed and executed Declaration Form attached as Attachment 4 by 10 July 2012. If the Tenant fails to furnish the said Declaration Form by the specified date mentioned above (or such other date or dates as the Landlord may agree), the Landlord may terminate the lease by giving to the Tenant not less than one (1) month’s notice in writing.

3.2

Upon the expiry of such notice, the Term and the lease shall absolutely cease and determine and if the Tenant has already taken possession of the Premises, the Tenant shall deliver vacant possession of the Premises to the Landlord in accordance with the Covenants without compensation from or any claim whatsoever against the Landlord but without prejudice to any right of action of the Landlord against the Tenant in respect of any antecedent breach of the terms, covenants and conditions on the part of the Tenant contained in the Covenants, this Offer Letter and Side Letter(s), if any. Upon such termination, the Landlord shall forfeit and retain all monies paid by the Tenant under the provisions of the Offer Letter and/or the Covenants, including but not limited to, the amounts set out in the Statement of Accounts attached to this Offer Letter as Attachment 3 for its own benefit without affecting any other remedy of the Landlord, at law or in equity.

4	LEASE

4.1	The lease of the Premises to the Tenant is subject to the specific terms, covenants and conditions set out in:-
(a)	This Offer Letter;
(b)	The Covenants (attached hereto as Appendix I); and
(c)	The Side Letter(s), if any.

4.2	The date of the lease of the Premises shall be the date that the Tenant is deemed to have accepted this Offer Letter in accordance with paragraph 2 above.

4.3

All terms, covenants and conditions contained in the Covenants will apply to the lease and the Landlord and the Tenant shall observe, perform and be bound by the terms, covenants and conditions on their respective parts contained in the Covenants as though such terms, covenants and conditions had been incorporated in this Offer Letter.

4.4	In the event of any inconsistency between the provisions of this Offer Letter, the Covenants and/or the Side Letter(s), if any, priority shall be given in the following order

Please Initial g
ascendas.com

in order to resolve the inconsistency:-

(a)	the Side Letter(s), if any;
(b)	this Offer Letter; and
(c)	the Covenants.

5	EXPIRY OF OFFER

This offer will lapse if the Acceptance Items are not furnished before the Acceptance Period (refer to paragraph 2.3 above), unless an extension of time has been requested and agreed to by the Landlord in writing.

6	AGENCY

This offer is made to the Tenant by us as agents on behalf of HSBC Institutional Trust Services (Singapore) Limited As Trustee of Ascendas Real Estate Investment Trust.

7	CONTACT DETAILS

Please contact Jean Lau at DID Tel No. 65088719 and Mobile No. 90627307 if you have any queries.

Yours faithfully,

For and on behalf of

HSBC Institutional Trust Services (Singapore) Limited As Trustee of Ascendas Real Estate

Investment Trust

/s/ Ong Li Li		/s/ Soh Lay Hwa

Name:	Ong Li Li	Name:	SOH Lay Hwa
	Senior Executive		Assistant Manager
	Lease Operations		Lease Operations

Date: 03 Jul 2012		Date: 03 Jul 2012

Please Initial g
ascendas.com

To:	Jean Lau

As agent of HSBC Institutional Trust Services (Singapore) Limited As Trustee of Ascendas Real Estate Investment Trust

ACCEPTANCE OF OFFER OF LEASE OF #02-01, #02-02 AND #02-02A,1 KAKI BUKIT

VIEW TECHVIEW SINGAPORE 415941

I/We, Ultratech SE Asia Pte. Ltd. (the ‘Tenant’) hereby unconditionally accept your offer of the lease on the above stated terms, covenants and conditions.

I/We acknowledge receipt of the Covenants (Appendix I), the Tenant’s Guide (published as at 13 April 2012), plans, payment schedules, forms and such other documents as may form part of this Offer Letter.

I/We enclose the following:-

(a)	A cashier’s order/cheque drawn in favour of “HTSG AIC ASCENDAS REIT” for the total amount set out in the Statement of Accounts attached to this Offer Letter as Attachment 3.

(b)	A cashier’s order/cheque drawn in favour of “Commissioner of Stamp Duties” for the Stamp Duty amount set out in the Statement of Accounts attached to this Offer Letter as Attachment 3;

August 15, 2012	/s/ Bruce R. Wright
Date	Name of authorized signatory:
Designation: CFO, Tenant’s Rubber Stamp:

Please Initial g
ascendas.com

APPENDIX I

See enclosed Standard Terms, Covenants and Conditions

Please Initial g
ascendas.com

ATTACHMENT 1

Plan of the Premises

Please Initial g
ascendas.com

LORRY PARKING
CONTAINER PARKING
CONTAINER PARKING
LORRY PARKING
CONTAINER PARKING
#02 01
#02 03
#02-04
#02 05
#02-06
#02 07
#02-08
#02-09
#02-10
#02-11
CAR PARKING
CAR PARKING
CAR PARKING

TECHVIEW
2ND STOREY FLOOR PLAN

ATTACHMENT 2

SPECIAL CONDITIONS

In addition to the provisions set out in the Offer Letter, the parties shall comply with and be bound by the followings terms, covenants and conditions:-

1.	ELECTRICITY SUPPLY DEPOSIT

(a)

The Tenant shall pay to the Landlord an Electricity Supply Deposit of an amount equivalent to 1.5 months’ monthly electricity charges. The Electricity Supply Deposit will be retained and returned by the Landlord in accordance with Clause 5.5.2(c) of the Covenants. The Landlord will advise the Tenant of the amount of the Electricity Supply Deposit from time to time during the Rent Free Period (if any) or the Term based on the monthly electricity supply charges of the Tenant

(b)

The Tenant is to pay to the Landlord an estimated Electricity Supply Deposit of $13,050.00 upon acceptance of this Offer Letter. If following the Possession Date, the above Electricity Supply Deposit amount is less than 1.5 times the amount of the monthly electricity charges, the Tenant is to pay to the Landlord a top-up of the Electricity Supply Deposit Amount within 7 days of the Landlord’s written demand.

2.	AIR CONDITIONING CHARGES

(a)

The Tenant is required to pay, during the Rent Free Period and the Term, all direct operating costs for the supply of air-conditioning to the Premises (“Air Conditioning Charges”) as apportioned by the Landlord at the following rates:

	Time	Charge
Weekday	8:00-20:00	$0.01125/(m2*HOUR)
Weekday	20:00-8:00	$0.015/(m2*HOUR)
Saturday, Sunday & Public Holiday	0:00-23:59	$0.015/(m2*HOUR)

(b)	The Landlord reserves the right to revise the Air Conditioning Charges from time to time for the duration of the Rent Free Period (if any) and the Term.

3.	ELECTRICAL LOADING FOR #02-01

The Landlord shall grant the tenant the right to tap from the Landlord an electrical load of 1000 Amperes PROVIDED ALWAYS THAT the Tenant shall bear all costs and expense arising out of or in connection with the drawing in of electrical power into the Premises.

Please Initial g
ascendas.com

4.	ELECTRICAL LOADING FOR #02-02

The Landlord shall grant the tenant the right to tap from the Landlord an electrical load of 500 Amperes PROVIDED ALWAYS THAT the Tenant shall bear all costs and expense arising out of or in connection with the drawing in of electrical power into the Premises.

5.	ELECTRICAL LOADING FOR #02-02A

The Landlord shall grant the tenant the right to tap from the Landlord an electrical load of 1500 Amperes PROVIDED ALWAYS THAT the Tenant shall bear all costs and expense arising out of or in connection with the drawing in of electrical power into the Premises.

6.	STAGGERED RENTAL

The Landlord has agreed to the staggered rent arrangement set out in this Offer Letter at the Tenant’s request subject to the condition that the Tenant will perform all terms, covenants and conditions in accordance with the provisions of the Lease including fulfilling all payment obligations. If the Tenant fails to do so, the Landlord shall, without prejudice to its other rights and remedies, be entitled to adjust the rent payment schedule by issuing a written notice (‘Adjustment Notice’) to the Tenant requiring the Tenant to pay Gross Rent based on the net rent rate of $22.16 per square metre per month (‘Original Rent Rate’) with effect from the Commencement Date. After the issuance of the Adjustment Notice, the Tenant shall pay Gross Rent based on the Original Rent Rate on the Payment Dates. The additional Gross Rent payable for the period of the Term prior to the issuance of the Adjustment Notice shall be paid within seven (7) days from the date of the Adjustment Notice. If the Lease is determined for any reason prior to the expiry of the Term, the Tenant shall, without prejudice to the Landlord’s other rights and remedies, pay to the Landlord a lump sum representing the difference between the Gross Rent based on the Original Rent Rate for the entire Term and the Gross Rent already paid.

7.	RENEWAL FOR #02-02A

The lease renewal for #02-02A Techview is subject to Ultratech SE Asia Pte. Ltd. acceptance of the Expansion Letter of Offer dated 03 Jul 2012 for the lease of #02-02A Techview.

8.	VARIATION OF STANDARD TERMS. COVENANTS AND CONDITIONS

The following terms and conditions in the Standard Terms, Covenants and Conditions shall be varied/revised as follows:-

7.1.1	any interruption in any of the services mentioned in Clause 6.3 due to

Please Initial g
ascendas.com

necessary repair, maintenance, damage or destruction of any installations or equipment or mechanical, electrical, electronic, microprocessor, software or other defect, malfunction or breakdown except as a result of Landlord’s gross negligence; or

7.1.2

any act, omission. negligence or misconduct of (a) any employee of the Landlord or any person acting under such employee in respect of the Premises or the Building; (b) the employee, agent or independent contractor of the Landlord in performing any duty relating to the services mentioned in Clause 6.3; or (c) any contractor nominated or approved by the Landlord under the Lease, and such contractor appointed by the Tenant will not be treated as an employee or agent of the Landlord or (d) any other person in the Building except as a result of the gross negligence of the Landlord and their employee; or

7.1.3	leakage or defect in the piping, wiring and sprinkler system or defect (inherent or otherwise) in the structure of the Building except as a result of Landlord’s gross negligence; or

7.1.10	for accidents happening or lnJunes sustained or for loss of or damage to property in the Premises, the Building or the Park except as a result of Landlord’s gross negligence.

Please Initial g
ascendas.com

ATTACHMENT 3

STATEMENT OF ACCOUNTS

	AMOUNT	GST (7%)
#02-01, #02-02 & #02·02A
NET RENT:	$45,195.52	$3,163.69
$21.08 per square metre per month on 2,144.00 square metres for a period of 12 months beginning from 15 June 2013 to 14 June 2014

SERVICE CHARGE:	$12,499.52	$874.97
$5.83 per square metre per month on 2,144.00 square metres for a period of 12 months beginning from 15 June 2013 to 14 June 2014

GROSS RENT:	$57,695.04	$4,038.66
$26.91 per square metre per month on 2,144.00 square metres for a period of 12 months beginning from 15 June 2013 to 14 June 2014

SECURITY DEPOSIT	$311,523.20

ADMINISTRATIVE FEES	$610.00	$42.70

ELECTRICITY SUPPLY DEPOSIT	$13,050.00

SUB-TOTAL	$382,878.24	$4,081.36

LESS: EXISTING ELECTRICITY SUPPLY DEPOSIT	($14,700.00)
#02-01- $6,600.00
#02-02 -$4,050.00
#02-02A- $4,050.00 (To be collected upon acceptance of letter of offer dated 26 June 2012)

(please see “Note” below)

LESS: EXISTING SECURITY DEPOSIT	($167,616.00)
#02-01 - $95,467.68
#02-02 - $35,335.44
#02-02A $36,812.88 (To be collected upon acceptance of letter of offer dated 26 June 2012)

(please see “Note” below)
GSTPAYABLE	$4,081.36

TOTAL AMOUNT (INCLUSIVE OF GST)	$204,643.60
[payable to “HTSG AJC ASCENDAS REIT”]

Please Initial g
ascendas.com

RENOVATION DEPOSIT	$32,160.00
(You are required to pay renovation deposit if any renovation works are to be carried out)

STAMP DUTY	$11,524.00
[payable to “Commissioner of Stamp Duties”]

The TOTAL AMOUNT payable includes the 1st month advance gross rent beginning 15 June 2013. GIRO payment will be effective from the following month.

Note: (i) If the Transferred Deposit exceeds the Security Deposit Amount, the difference shall be credited towards payment of the Gross Rent payable for the term; and

(ii) If the Transferred Deposit is less than the Security Deposit Amount, the difference shall be paid by you to the Landlord within 7 Days of written notice from the Landlord.

Please Initial g
ascendas.com

ATTACHMENT 4

DECLARATION FORM

This form may take 15 minutes to complete. Some of the information is pre filled for your convenience. If the information is inaccurate, you can delete and fill in correctly. Please submit this completed form together with your acceptance.

1.        PARTICULARS

Name of Company/Firm (as in ACRA): Ultratech SE Asia Pte, Ltd.
Company’s Mailing Address	1 Kaki Bukit View, #02-01 Techview Singapore 415941

Telephone: +65 6632 7300	Facsimile Number +65 6744 0653	Website www.Ultratech.com

Company Registration No. 201012976Z	Company’s Country of Origin: Singapore
Company’s Principle Activity: See # 2 below

Note. If you are a foreign firm or a company information, please provide a local contact address and telephone number, where possible.

2.        USAGE/ ACTIVITIES FOR PREMISES:

Installing and servicing photoLithography equipment for electronics industry

2.1      URA’s 60:40 requirements

Do your activities in the leased premises comply with Urban Redevelopment Authority’s (URA)

60:40 requirements (set out below) for space utilization?	☒ YES ☐ NO

Industrial

URA’s 60:40 requirements: The tenant must ensure that at least 60% of the floor area is used for industrial activities i.e. manufacturing, assembly, research & development, ancillary stores and ancillary warehouse with only the other 40% of the floor area may be used as ancillary offices, showrooms, neutral areas and communal facilities

2.2      APPLICATION ON THE USE OF PREMISES TO CENTRAL BUILDING PLAN UNIT OF NEA

☒     YES    ☐    NO

  Please note that you will need to submit your application online at http://ias.nea.gov.. You are to submit and apply the same usage reflected in paragraph 2 of this declaration form. Upon successful submission, you are required to furnish us a copy of the application acceptance notification. Once your application is approved, please forward us the approval email/reply from the authorities.

2.3      APPLICATION FOR PORTABLE WATER/NON PORTABLE WATER

Please note that you are required to apply for portable water/non portable water if your water consumption is more than 500 cubic metres per month.

DECLARATION

On behalf of the above mentioned Company/Firm, I declare that all the information and particulars provided in this form are true, correct and complete, and that the activities to be conducted in the stated premises shall not be changed without the prior approval of the owner of the premises.

Please Initial g
ascendas.com

Bruce R Wright CFO	/s/ Bruce R. Wright
Name/ Designation	Signature

August 15, 2012
Company Stamp	Date

E-BILLING (Mandatory) Please provide details of the person (e.g. Finance Manager) who will be accessing the billing invoices through our Ascendas Tenant Services Portal

Name:	/s/ Yew-kit Leong

Designation:	International Controller

Email Address:	ykleong@ultratech.com

Contact Number:	+65 66327346

Please Initial g
ascendas.com

APPENDIX I

STRICTLY CONFIDENTIAL

STANDARD TERMS, COVENANTS

AND CONDITIONS

Please Initial g

INDEX

1.	INTERPRETATION		1
	1.1	Definitions	1
	1.2	General	4

2.	LETTING		5
	2.1	Letting	5
	2.2	Rights	5
	2.3	Exceptions	5

3.	POSSESSION		6

4.	TENANT’S WORKS		6
	4.1	Tenant’s Works	6
	4.2	Renovation Deposit	7

5.	TENANT’S COVENANTS AND OBLIGATIONS		7
	5.1	Gross Rent and other payments	7
	5.2	Interest	8
	5.3	Taxes	8
	5.4	Utilities	9
	5.5	Electricity Supply	9
	5.6	Meters	9
	5.7	Security Deposit Amount	10
	5.8	lnsurance	10
	5.9	Repair	11
	5.10	Landlord’s Right of Inspection and Repair	11
	5.11	Landlord’s Right of Entry for Repairs	12
	5.12	Vacating the Premises	12
	5.13	Permitted Use	13
	5.15	Viewing	14
	5.16	Compliance with the Law	14
	5.17	Acceptance of Existing State and Condition	14
	5.18	Confidentiality of Information	14
	5.19	Indemnity by Tenant	14
	5.20	Assignment and Subletting	15
	5.21	No Lodgment of Caveat, Registration of Lease and Subdivision	15
	5.22	Prevention of Infectious Diseases	15
	5.23	Head Lease	16
	5.24	Change of Name	16
	5.25	Additional Property Tax	16

6.	LANDLORD’S OBLIGATIONS		16
	6.1	Quiet Enjoyment	16

2

Please Initial g

	6.2	Property Tax	16
	6.3	Management of the Building	16

7.	LANDLORD NOT LIABLE		17
	7.1	No Claim by Tenant	17

8.	OTHER TERMS		18
	8.1	Re-entry	18
	8.2	Government Acquisition	18
	8.3	Removal of property after the end of Lease	18
	8.4	Notices	19
	8.5	Service of Process	19
	8.6	Prohibition against Offsetting	19
	8.7	Costs and Expenses	19
	8.8	Remedial Measures	19
	8.9	No Waiver	20
	8.10	Representations	20
	8.11	Tenants’ Guide	20
	8.12	Landlord may Assign	20
	8.13	Unenforceability and Severance	21
	8.14	Governing Law and Submission to Jurisdiction	21
	8.15	Contracts (Rights of Third Parties) Act Cap 53B	21

3

Please Initial g

STANDARD TERMS, COVENANTS AND CONDITIONS

1.	INTERPRETATION

1.1	Definitions

In these Covenants, the Offer Letter and the Side Letter(s), where the context so allows:

1.1.1	‘Acceptance’ means the acceptance of the offer for lease of the Premises set out in the Offer Letter issued by the Tenant in accordance with the provisions of the Offer Letter.

1.1.2	‘Air Conditioning Charges’ means the air conditioning charges, if any, referred to in the Offer Letter or the Side Letter(s), if any.

1.1.3	‘Authorities’ means all relevant governmental and statutory bodies and authorities.

1.1.4

‘Building’ means the land and the buildings of which the Premises form part, the location and name of which are specified in the Offer Letter, and refers to each and every part of the Building and includes car parks, service, loading and any other areas the use and enjoyment of which is appurtenant to the Building whether or not within the structure of the Building.

1.1.5	‘Car Park Charges’ means the charges for the use of the car park lots as notified by the Landlord to the Tenant from time to time.

1.1.6

‘Chilled Water Charges’ means the charges for the provision of chilled water to the Premises, referred to in the Offer Letter or such other amount as may be specified by the Landlord from time to time.

1.1.7	‘Chilled Water Deposit’ means the chilled water deposit amount specified in the Offer Letter or such other amount as may be specified by the Landlord from time to time.

1.1.8	‘Chilled Water Rate’ means the rate of the Chilled Water Charges as specified in the Offer Letter or such other rate as the Landlord may specify from time to time.

1.1.9	‘Commencement Date’ means the date of commencement of the Term specified in the Offer Letter or the Side Letter(s), if any.

1.1.10

‘Common Property’ means the parts of the Building (whether or not within the structure of the Building) to be used in common with the Tenant, other tenants and occupiers of the Building, the Landlord and those properly authorised and permitted to do so and which would reasonably be treated as common parts of the Building for common use or benefit if the Building had been subdivided and registered under the Land Titles (Strata) Act, Chapter 158, but excludes any such parts as may be within the Premises.

1.1.11

‘Conducting Media’ means any drains, sewers, conduits, flues, risers, gutters, gullies, channels, ducts, shafts, watercourses, pipes, cables, wires and mains now or in the future in upon or under the Building.

1.1.12	‘Covenants’ means these Standard Terms, Covenants and Conditions and includes any documents supplemental to it.

1.1.13	‘Electricity Charges’ means the charges for the supply of electricity to the Premises, as specified by the Landlord from time to time.

1.1.14

‘Electricity Supply Deposit’ means the electricity supply deposit amount specified in the Offer Letter or the Side Letter(s) (if any) or such other amount as may be specified by the Landlord from time to time.

1.1.15

‘Fire Safety Approval’ means the approval (in the form of fire safety certificates or notices of approval) issued by the Commissioner, Singapore Civil Defence Force under the Fire Safety Act, Chapter 109A or other Authority.

Please Initial g

1.1.16

‘Fitting Out Works’ means such fitting out or other works as the Tenant may require to carry out in connection with the use and enjoyment of the Premises immediately upon taking over possession of the Premises.

1.1.17	‘Floor Area’ means the floor area of the Premises specified in the Offer Letter.

1.1.18

‘Force Majeure’ means any circumstances beyond the reasonable control of the Landlord which directly or indirectly prevents or impedes the due performance of the Landlord’s obligations under the Lease, including but without limitation to an act of God, flooding, national emergency, war, insurgency, civil commotion or riots.

1.1.19	‘Gross Rent’ means the aggregate of the Net Rent and Service Charge.

1.1.20	‘Head Landlord’ means the holder of a reversion whether immediate or not to the lease under which the Landlord holds its interest in the Building.

1.1.21	‘Head Lease’ means the lease under which the Landlord holds interest in the Building and also includes any leasehold reversion whether immediate or not to such lease.

1.1.22	‘Infectious Disease’ means infectious diseases defined pursuant to the Infectious Diseases Act, Chapter 137.

1.1.23

‘Interest’ means interest at the rate of ten percent (10%) per annum, calculated on a daily basis and on the basis of the actual number of days in the year (both before and after judgement) or such higher rate as may be determined from time to time by the Landlord.

1.1.24	‘Landlord’ means the landlord specified in the Offer Letter and includes its successors and assigns and all persons from time to time entitled to the immediate reversion to the Lease.

1.1.25	‘Law’ includes any present or future requirement of statute (including subsidiary legislation), common law and equity.

1.1.26

‘Lease’ means the agreement for the lease of the Premises between the Landlord and the Tenant constituted by the Offer Letter, incorporating these Covenants, the Acceptance and the Side Letter(s) (if any) and includes any documents supplemental to the Lease.

1.1.27	‘month’ means calendar month.

1.1.28	‘Monthly Gross Rent’ means the Monthly Net Rent and the Monthly Service Charge.

1.1.29	‘Monthly Net Rent’ means the Net Rent for each month of the Term calculated at the monthly Net Rental Rate on the Floor Area.

1.1.30	‘Monthly Service Charge’ means the monthly Service Charge calculated at the Service Charge Rate on the Floor Area.

1.1.31	‘Net Rent’ means the net rent (exclusive of Service Charge and other sums) payable by the Tenant to the Landlord in accordance with the Offer Letter, Clause 5.1 and the Side Letter(s), if any.

1.1.32	‘Net Rental Rate’ means the rate or rates of Net Rent for any month of the Term, as specified in the Offer Letter or the Side Letter(s), if any.

1.1.33

‘Offer Letter’ means the offer letter issued to the Tenant by or on behalf of the Landlord to which these Covenants are attached, in respect of the lease of the Premises and includes these Covenants and all amendments of the Offer Letter and supplements thereto.

1.1.34

‘Original Condition’ means the original state and condition of the Premises as indicated in the plans and drawings furnished or to be furnished by the Landlord to the Tenant when possession of the Premises are handed to the Tenant by the Landlord.

2

Please Initial g

1.1.35	‘Payment Date’ means the first day of a month or such other day that the Landlord may from time to time specify for payment of the Monthly Net Rent.

1.1.36	‘Park’ means a science, business or industrial park within which the Building is located.

1.1.37	‘permitted occupier’ means any person on the Premises for any period expressly or by implication with the Tenant’s authority.

1.1.38	‘Permitted Use’ means the permitted usage specified in the Offer Letter or the Side Letter(s), if any, or such other use as may be approved by the Landlord and the Authorities.

1.1.39

‘Possession Date’ means the anticipated date of possession of the Premises specified by the Landlord in the Offer Letter or such other date as the Landlord may specify. Where no Possession Date is specified by the Landlord in the Offer Letter, the Commencement Date shall, for the purposes of the Lease, be deemed to be the Possession Date.

1.1.40

‘Premises’ means the premises in the Building agreed to be leased to the Tenant as specified in the Offer Letter and refers to each and every part of the Premises and improvements and additions made to, and fixtures, fittings and appurtenances in, the Premises, but excludes the structural parts, loadbearing framework, roof, foundations, joists, the Conducting Media within but not exclusively serving the Premises, and any of the Landlord’s machinery and plant within but not exclusively serving the Premises, the exterior faces of exterior walls and the external faces of boundary walls.

1.1.41	‘Renovation Deposit’ means the renovation deposit (if any) referred to in the Offer Letter or the Side Letter(s), if any.

1.1.42	‘Rent Free Period’ means the rent free period (if any) referred to in the Offer Letter.

1.1.43	‘Security Deposit Amount’ means the security deposit amount specified in the Offer Letter or the Side Letter(s), if any.

1.1.44	‘Service Charge’ means the service charge payable by the Tenant to the Landlord in accordance with the Offer Letter and Clause 5.1 and the Side Letter(s), if any.

1.1.45	‘Service Charge Rate’ means the monthly rate of the Service Charge.

1.1.46

‘Side Letter(s)’ means the side/amendment/variation letter(s), if any, made between the Landlord and the Tenant before, on or after the date of the Acceptance, to supplement, amend or vary the Offer Letter or the Lease.

1.1.47	‘Taxes’ means any goods and services tax, imposition, duty and levy, which may be imposed before, on or after the commencement of the Term, by the Authorities.

1.1.48	‘Tenant’ means the tenant specified in the Offer Letter and includes its successors and permitted assigns in whom the Lease may for the time being be vested.

1.1.49

‘Tenants’ Guide’ means the information and guidelines, including but not limited to renovation guidelines and rules relating to the safety, conduct, operation, maintenance and management of the Building, prepared by the Landlord or its consultants and which may be varied or amended by the Landlord.

1.1.50

‘Tenant’s Works’ means Fitting Out Works and such other renovation, alterations, additions or other works as the Tenant may require to carry out including but not limited to interior layout, interior design, internal fittings, wiring, plumbing and renovation works which the Tenant may require in connection with the use and enjoyment of the Premises.

1.1.51	‘Term’ means the term of the Lease specified in the Offer Letter or the Side Letter(s), if any.

1.1.52	‘Total Outgoings’ includes the total sum of all outgoings, costs and expenses assessed or

3

Please Initial g

assessable, charged or chargeable, paid or payable or otherwise incurred in respect of the Building and the fixtures, furniture and fittings therein, and in the control, management, maintenance and replacement of the Building and the fixtures, furniture and fittings therein (including without limitation, capital expenditure and depreciation).

1.1.53	‘Utilities’ means electricity, water, sewerage, telecommunications and where applicable, gas.

1.2	General

The following rules of interpretation apply to the Lease unless the context requires otherwise:

1.2.1	Words in the Lease importing the singular meaning, shall where the context so allows, include the plural meaning and vice versa.

1.2.2

Words in the Lease importing any one gender include both other genders and may be used interchangeably, and words denoting natural persons where the context so allows include corporations and vice versa.

1.2.3

The Schedules, Attachments, Appendices and Annexures to the Lease or any part of it shall be taken, read and construed as parts of the Lease and the provisions thereof shall have the same force and effect as if expressly set out in the body of the Lease.

1.2.4	Unless stated otherwise, one word or provision does not limit the effect of another.

1.2.5	Reference to the whole includes every part.

1.2.6

Every obligation by the Tenant is taken to include an obligation by the Tenant to ensure that each of its employees, agents, independent contractors, permitted occupiers and others under its control comply with that obligation.

1.2.7

In any case where the Tenant is placed under a restriction by reason of the covenants and conditions contained in the Lease, the restriction shall be deemed to include the obligation on the Tenant not to permit or allow the infringement of the restriction by any person claiming rights to use, enjoy or visit the Premises through, under or in trust for the Tenant.

1.2.8	If under the Lease or the Tenants’ Guide, the Tenant requires the consent or approval of the Landlord for any action, the Tenant must obtain it in writing before starting to take that action.

1.2.9

If under the Lease or the Tenants’ Guide, the consent or approval of the Landlord is required, the consent and approval of the Landlord may be given or withheld by the Landlord in its absolute discretion (unless the Lease provides otherwise) and upon such terms as the Landlord thinks is appropriate.

1.2.10

Any provision in the Lease referring to the consent or approval of the Landlord shall be construed as also requiring the consent or approval of the Head Landlord (if required under the Head Lease) and any Authority, if required under Law, but nothing in the Lease shall be construed as implying that any obligation is imposed upon the Head Landlord or the Authority not to unreasonably refuse any such consent or approval.

1.2.11

A right given to the Landlord to have access to the Premises extends to any persons authorised by the Landlord and the Head Landlord, and includes the right to bring workmen and appliances onto the Premises.

1.2.12

References in the Lease to any statutes or statutory instruments include and refer to any statute or statutory instrument amending, consolidating or replacing them respectively from time to time in force, and references to a statute include regulations made pursuant to them.

1.2.13	Headings are for convenience only and are not to be taken into account in the construction or interpretation of any covenant, condition or proviso to which they refer.

1.2.14	Unless the context otherwise requires, references:

4

Please Initial g

(a)	to numbered paragraphs, clauses and Attachments in the Offer Letter are references to the relevant paragraphs, clauses and Attachments in the Offer Letter;

(b)	to numbered paragraphs, clauses and Schedules in these Covenants are references to the relevant paragraph or clause in or Schedule to these Covenants; and

(c)	in any Schedule, Attachment, Appendix or Annexure to a numbered paragraph are references to the relevant paragraph in that Schedule, Attachment, Appendix or Annexure.

1.2.15	References to ‘liability’ include, where the context allows, claims, demands, proceedings, damages, losses, costs and expenses.

2.	LETTING

2.1	Letting

Upon receipt of the Acceptance by the Landlord pursuant to the requirements in the Offer Letter and in consideration of the Gross Rent reserved by and other covenants on the part of the Tenant in the Lease, the Landlord agrees to lease the Premises to the Tenant, and the Tenant agrees to take a lease of the Premises for the Term:

(a)	together with the rights set out in Clause 2.2; and

(b)	except and reserved to the Landlord the rights set out in Clause 2.3.

2.2

2.2.1	The Premises are leased with the benefit of the following rights:

(a)	the right to use the Common Property to pass to and from the Premises only to the extent that it is necessary; and

(b)	the right to use the designated toilet and bathroom facilities, if any, in the Common Property.

2.2.2	The rights mentioned in Clause 2.2.1 may also be exercised by:

(a)	any persons authorised by the Tenant but only for proper purposes connected with the use or enjoyment of the Premises; and

(b)	the Landlord, the Head Landlord, persons authorised by the Landlord and other persons entitled to do so.

2.3	Exceptions

2.3.1	The lease of the Premises to the Tenant is subject to the following rights of the Landlord:

(a)	the right to free and uninterrupted passage and running of Utilities, air-conditioning and other services through the Conducting Media in the Premises;

(b)	the Landlord’s rights under the Lease including but not limited to the right to enter the Premises pursuant to the Lease;

(c)	the right of light, air, support, shelter and all other easements and rights belonging to or enjoyed by other parts of the Building;

(d)	the right to erect scaffolding for renovating, retrofitting, refurbishing, altering, repairing, cleaning and/or painting the Building even if the scaffolding temporarily restricts

5

Please Initial g

access to or the use and enjoyment of the Premises: and

(e)

the right to build upon, alter, rebuild, develop or use the land adjoining the Building and in the Park even if this affects the light and air coming to the Premises or causes nuisance, damage, annoyance or inconvenience to the Tenant or occupier of the Premises by reason of noise, dust, vibration or otherwise provided this does not materially affect the Tenant’s ability to use the Premises.

3.	POSSESSION

3.1

The Tenant shall take possession of the Premises on the Possession Date in accordance with the terms of the Lease. Any delay in the Tenant taking possession of the Premises shall not be a ground for postponing the commencement of the Rent Free Period (if any) and/or the Term.

3.2

If the Landlord allows the Tenant to take possession of the Premises before the Commencement Date, the Tenant acknowledges that until the Commencement Date, the Tenant shall be in possession of the Premises as a licensee. Notwithstanding this, the Tenant shall still be bound by the terms, covenants and conditions set forth in the lease insofar as they are applicable prior to the Commencement Date. If any of the events set forth in Clause 8.1.1 (a) to (d) below shall occur before the Commencement Date, the landlord in addition to and without prejudice to any other rights and remedies, shall be entitled, by giving notice to the Tenant to that effect, to terminate its agreement to grant a lease of the Premises to the Tenant on the terms, covenants and conditions set out in the lease. Upon such termination:-

3.2.1	the Tenant’s interest in and the rights to the Premises shall cease and determine:

3.2.2

(if the Tenant shall have taken possession of the Premises) the Tenant shall at its own cost and expense carry out the Reinstatement Works (as defined in Clause 5.12.2. below) and reinstate and restore the Premises to its Original Condition:

3.2.3	the landlord is entitled to forfeit and retain all monies paid by the Tenant under the Lease for its own benefit without affecting any other rights and remedies of the Landlord; and

3.2.4

the Tenant shall pay to the landlord compensation and damages for the loss of Gross Rent (which would have been payable by the Tenant had the Term been completed), suffered by the Landlord consequential upon such termination and the landlord will retain all rights and remedies against the Tenant for any antecedent breach, non-observance or non-performance by the Tenant of its obligations under the lease.

4.	TENANT’S WORKS

4.1	Tenant’s Works

4.1.1	The Tenant shall not carry out the Tenant’s Works without the prior approval of the landlord.

4.1.2

Subject to Clause 4.1.1, the Tenant shall carry out, at the Tenant’s own costs and expense, the Tenant’s Works and shall comply with and observe the guidelines, terms and conditions set out in the Tenants’ Guide and any other specific requirements of the landlord.

4.1.3

The Tenant must obtain and keep in force all necessary approvals from the Authorities for the purpose of carrying out the proposed Tenant’s Works, including without limitation and if applicable, the Fire Safety Approval.

4.1.4

The Tenant must obtain and provide the Landlord with the certification of the Tenant’s Works from an appropriate architect, engineer or consultant at the Tenant’s own cost and expense by a deadline stipulated by the Landlord.

4.1.5	Unless otherwise provided in the Offer Letter, there will not be suspension of payment of Gross Rent or any other amounts payable by the Tenant during the Tenant’s Works.

6

Please Initial g

4.1.6

The Tenant shall, if required by the Landlord, place with the Landlord a deposit equivalent to such additional amount as the Landlord may deem sufficient as security for the proper execution of the Reinstatement Works (as defined in Clause 5.12.2 below) and reinstatement of the Premises to its Original Condition. Such additional deposit shall be returned to the Tenant in accordance with Clause 5.7.5 of the Covenants.

4.2	Renovation Deposit

4.2.1	The Tenant shall furnish to the Landlord a Renovation Deposit by the following timelines:

(a)	where the proposed Tenant’s Works comprise Fitting Out Works, before the Tenant takes possession of the Premises and if specified in the Offer Letter, on acceptance of the Offer Letter; and/or

(b)	where the proposed Tenant’s Works do not comprise Fitting Out Works, upon the Landlord’s demand for a Renovation Deposit.

4.2.2	The Tenant shall deposit with the Landlord the Renovation Deposit as security for:-

(a)	completion of the Tenant’s Works;

(b)	the Tenant making good to the satisfaction of the Landlord all damage to the Premises, the Building and the Park resulting from the Tenant’s Works; and

(c)	the Tenant’s due compliance of the provisions of the Lease (including but not limited to Clause 4.1 of the Covenants), the Tenants’ Guide and all Authorities’ conditions.

4.2.3

If the Tenant fails to complete, make good or comply as set out in Clause 4.2.2, above, the Landlord may effect the necessary works, and apply the Renovation Deposit to meet the costs and expenses incurred by the Landlord. If the Renovation Deposit shall be insufficient, the Tenant shall pay to the Landlord on demand the balance of the costs and expenses incurred with Interest from the date of expenditure until the date they are paid by the Tenant to the Landlord, such costs, expenses and Interest to be recoverable as if they were rent in arrears.

4.2.4	The Landlord may forfeit the Renovation Deposit if the Tenant fails to furnish to the Landlord all relevant plans and the Fire Safety Approval within 2 months from the Possession Date.

4.2.5	The Renovation Deposit, subject to any deductions made by the Landlord as above, shall be repaid to the Tenant following completion of all of the following:-

(a)	proper completion of the Tenant’s Works (in compliance with the provisions of the Lease and the Tenants’ Guide);

(b)	making good damage (if any) to the Premises, the Building and the Park; and

(c)	full compliance with Landlord’s requirements to the Landlord’s satisfaction.

5.	TENANT’S COVENANTS AND OBLIGATIONS

The Tenant covenants with the Landlord that during the Term:

5.1	Gross Rent and other payments

5.1.1	The Tenant shall pay to the Landlord:-

(a)	Net Rent calculated at the Net Rental Rate on the Floor Area, by monthly payments of the Monthly Net Rent in advance, on each Payment Date of the Term;

(b)	subject to Clause 5.1.2, Service Charge, by way of additional rent, calculated at the

7

Please Initial g

Service Charge Rate on the Floor Area, by monthly payments of the Monthly Service Charge in advance, on each Payment Date of the Term;

(c)

where specified in the Offer Letter or Side Letter(s), if any, Chilled Water Charges, calculated at the Chilled Water Rate, by way of additional rent, in the manner specified in the Offer Letter or the Side Letter(s), if any;

(d)

where specified in the Offer Letter or Side Letter(s), if any, Air Conditioning Charges, by way of additional rent, calculated at the rates and payable in the manner specified in the Offer Letter or the Side Letter(s), if any;

(e)	Electricity Charges, by way of additional rent, in the manner specified in Clause 5.5.2(a); and

(f)	Car Park Charges, by way of additional rent, in the manner notified by the Landlord to the Tenant from time to time.

5.1.2	The Landlord shall be entitled at any time and from time to time to increase the Service Charge by notice if there is any increase in the Total Outgoings and the following shall apply:-

(a)	the Tenant shall pay such increased Service Charge during the Term;

(b)

upon such increase in Total Outgoings, the Landlord shall issue a notice (the ‘Increase Notice’) to the Tenant stating the amount of the increase in the Service Charge on a per square metre basis and the effective date of such increase;

(c)	the Increase Notice shall be accepted by the Tenant as conclusive and binding of the matters so stated (save for manifest error);

(d)	the increase in Service Charge shall be chargeable and payable by the Tenant with effect from the date specified in the Increase Notice; and

(e)

if there is any additional Service Charge payable from a date prior to the issuance of the Increase Notice, the aggregate amount of such additional Service Charge shall be payable by the Tenant forthwith upon the issuance of the Increase Notice.

5.1.3

The Tenant shall pay Gross Rent, Chilled Water Charges, Air Conditioning Charges, Electricity Charges and Car Park Charges which are payable by way of standing order (GIRO) to an account designated by the Landlord or in such other manner as prescribed by the Landlord.

5.1.4	The provisions of this Clause 5.1 shall continue to apply notwithstanding the expiry or earlier determination of the Lease but only in respect of the Term.

5.2	Interest

If the Tenant does not pay the Gross Rent or any other sums owing to the Landlord under the Lease by the due date (whether or not formally demanded), the Tenant must pay the Interest on that sum from the date the sum is due until the date that the sum is paid. Such Interest will be recoverable from the Tenant as if it is rent in arrears. Nothing in this Clause 5.2 entitles the Tenant to withhold or delay any payment or affects or derogates from the rights of the Landlord in relation to non-payment including without limitation, the right of re-entry under the Lease.

5.3	Taxes

In addition to the Gross Rent and other sums payable under the Lease, the Tenant must pay the Landlord immediately on demand Taxes payable by the Landlord in respect of any sum payable under the Lease and/or the occupation and lease of the Premises. Taxes payable hereunder are recoverable as if they are rent

8

Please Initial g

5.4	Utilities

The Tenant must pay to the relevant supplier all charges in respect of the Utilities (save for the Electricity Charges and the Air Conditioning Charges payable to the landlord pursuant to the lease) supplied to the Premises by each respective supplier.

5.5	Electricity Supply

5.5.1

Unless otherwise notified by the Landlord, the Tenant shall make arrangements with a supplier or retailer, as the case may be, for the supply of electricity to the Premises in which case, the Tenant shall comply with the following:

(a)	Tenant shall obtain the prior approval of the Landlord of the supplier or retailer; and

(b)	Tenant shall pay all charges for the supply of electricity to the Premises (including but not limited to any connection charges) directly to the supplier or retailer.

5.5.2	Where the Landlord arranges for the supply of electricity to the Premises (whether by way of en bloc energy purchase or otherwise), the Tenant must pay to the Landlord:

(a)

Electricity Charges in respect of the electricity supplied to the Premises, to the landlord on a monthly basis. The Electricity Charges will be calculated by the Landlord at such rate as the landlord may stipulate and notified to the Tenant by a statement from the landlord in writing. In the absence of manifest error, the statement is conclusive as to the amount stated and the Tenant must make payment within seven (7) days from the date of the Landlord’s statement;

(b)

all charges relating to the supply of electricity to the Premises including but not limited to connection charges and administrative charges within seven (7) days of the Landlord’s notice to the Tenant of such charges; and

(c)

the Electricity Supply Deposit. The Landlord will inform the Tenant of the amount of the Electricity Supply Deposit from time to time during the Term. The Electricity Supply Deposit will be retained by the Landlord for the Term and may be used (whether in whole or part) in or towards indemnifying the Landlord against any breach by the Tenant of its obligations under Clauses 5.5.2(a) and 5.5.2(b) above. If the Electricity Supply Deposit is for any reason less than the amount required by the Landlord, the Tenant must pay the Landlord the amount of the deficit within 7 days of the Landlord’s written request. The Landlord will refund the Electricity Supply Deposit (subject to the Landlord’s rights under this paragraph) to the Tenant, free of interest, together with the Security Deposit Amount.

5.5.3

Where the Landlord has effected or intends, at any time or from time to time during the Term, to effect an en bloc energy purchase for the Building or the Park, the Tenant will be deemed to have granted its consent to such purchase on the date of the Acceptance. The Tenant must, if required by the Landlord, sign an authorization containing such provisions as prescribed by the Landlord, to confirm such consent.

5.5.4

Without prejudice to the generality of the foregoing, the Tenant must not without the prior consent of the Landlord agree to purchase energy from any party other than the Landlord or open a power supply account with SP Services Pte Ltd or any other electricity or power retailer.

5.6	Meters

5.6.1

The Tenant is required to engage a qualified contractor to install and test the electricity, water and air conditioner meters (‘Meters’) relating to the Premises at the Tenant’s own cost and expense (including without limitation, the costs and expenses arising from the submissions to, endorsements by and attendance of the Landlord’s licensed electrical worker). Prior approval of the Landlord, and where required, the relevant Authorities for such installation and testing must be obtained.

9

Please Initial g

5.6.2

The Tenant shall be responsible for the maintenance, repair and replacement of the Meters at the Tenant’s costs and expense during the Rent Free Period (if any) and the Term and the Tenant must not tamper with, or do anything which may affect the accuracy of, the Meters.

5.6.3	All connection and turning on fees whether payable to the Landlord or the Authority or any other person, shall be borne by the Tenant.

5.7	Security Deposit Amount

5.7.1	The Tenant must pay to and maintain with the Landlord the Security Deposit Amount:-

(a)	as security for compliance by the Tenant of all the provisions in the Lease;

(b)	to secure and indemnify the Landlord against:

(i)	any loss or damage resulting from any default by the Tenant under the Lease;

(ii)	any claim by the Landlord at any time against the Tenant in relation to any matter arising out of or in connection with the Premises; and

(iii)

without prejudice to the generality of the preceding sub-Clauses, any amount owing by the Tenant to the Landlord during any holdover period or subsequent lease of the Premises between the Landlord and the Tenant.

5.7.2	If any default by the Tenant under the Lease occurs, the Landlord is entitled (but not obliged) to apply the whole or part of the Security Deposit Amount in or towards:-

(a)	making good any loss or damage sustained by the Landlord as a result of any of the above in any manner as may be required by the Landlord; and

(b)	repayment of any expense incurred by the Landlord in making good the loss and damage, in any manner as may be prescribed by the Landlord.

5.7.3

The Tenant must pay to the Landlord an amount equal to the amount applied by the Landlord under Clause 5.7.2, as replacement of the whole or part of the Security Deposit Amount applied, within seven (7) days of demand.

5.7.4

If from time to time during the Term, the Gross Rent is increased in accordance with the Lease, the Security Deposit Amount shall likewise be increased and the difference shall be paid by the Tenant upon the Landlord’s notice requiring payment.

5.7.5

The Landlord must repay to the Tenant the Security Deposit Amount. without interest and after proper deductions by the Landlord after the end of the Term if the Tenant has paid all sums owing and performed all other obligations under the Lease to the satisfaction of the Landlord.

5.7.6	The Tenant must not set-off any part of the Security Deposit Amount against any Gross Rent or other sums owing to the Landlord.

5.8	Insurance

5.8.1

The Tenant shall at the Tenant’s own cost and expense from the Possession Date or the commencement of the Term, whichever is earlier, till the expiry of the Term and during any period of holding over, take out and keep in force the following insurance policies (hereinafter called the “Insurance Policies”):

(a)	an insurance policy in the name of the Tenant:

(i)

against all risks of physical loss or damage (including risks of fire) in respect of the Tenant’s property, goods and stock-in-trade (if any) in the Premises including all the Tenant’s plate and tempered glass, glass frontage and plant and machinery in the Premises (if any);

10

Please Initial g

(ii)	up to the full replacement value of the Tenant’s property, goods and stock-in-trade in the Premises; and

(iii)	which includes a provision for waiver of subrogation against the Landlord.

(b)	a public liability insurance policy in the name of the Tenant with the Landlord named therein as an additional insured party:

(i)

against claims for personal injury, death or property damage or loss arising out of all operations of the Tenant, its servants, agents, invitees, licensees and independent contractors in or from the Premises or assumed under this lease, which shall be extended to include any of the insured parties’ legal liability for loss of or damage to the Premises (including all fixtures and fittings therein) and all the Landlord’s property;

(ii)	in an amount not less than the sum of Singapore Dollars Five Million (S$5,000,000.00) or such higher amount as may from time to time be required by the Landlord; and

(iii)	which includes a cross-liability clause.

5.8.2	The Tenant shall take out the Insurance Policies with a reputable insurance company approved by the Landlord.

5.8.3	The Tenant shall forthwith at the request of the Landlord furnish to the Landlord copies of the Insurance Policies and the receipt for the last premium payable in respect of such policies.

5.8.4	The Tenant shall not do nor suffer to be done anything whereby any of the Insurance Policies may be rendered void or voidable.

5.9	Repair

The Tenant must:

5.9.1	keep the Premises in a clean, tidy and sanitary condition;

5.9.2

keep the Premises, including all fixtures and fittings in it (whether belonging to the Landlord or the Tenant), all mechanical and electrical equipment in and serving the Premises and the Conducting Media in and serving the Premises and reasonably accessible to the Tenant in good and tenantable repair and condition (except for fair wear and tear); and

5.9.3

immediately make good, to the satisfaction of the Landlord, any damage caused to the Premises (including the Landlord’s fixtures and fittings in it) or any other part of the Building or the Park by the Tenant.

5.10	Landlord’s Right of Inspection and Repair

5.10.1	The Tenant must allow the Landlord to enter the Premises at all reasonable times to:

(a)	establish if the provisions of the Lease have been observed;

(b)	inspect the condition of the Premises;

(c)	take a schedule of fixtures; and / or

(d)	determine the source of any interference or disturbance to other tenants and occupants.

5.10.2

If any breach, defects, disrepair, removal of fixtures or unauthorised alterations, additions or installations are found on inspection for which the Tenant is liable, then, on notice from the Landlord, the Tenant must carry out the necessary works with due diligence within the time

11

Please Initial g

period specified in the Landlord’s notice, to the satisfaction of the Landlord.

5.10.3

If the Tenant does not complete the necessary works in time, the Landlord may enter the Premises to do the necessary works pursuant to Clause 8.8 below. In connection with such works and if required by the Landlord, the Tenant shall:-

(a)

remove its own installations, machinery or any article so as to facilitate the Landlord’s execution of things, repairs and works and if the Tenant fails to do so, the Landlord may effect such removal at the Tenant’s costs and expense; and

(b)

cease activities to such extent and during such hours as the Landlord may specify by notice to the Tenant in order to carry out such works (including without limitation, investigations relating thereto).

5.11	Landlord’s Right of Entry for Repairs

5.11.1	The Tenant must allow the Landlord to enter the Premises at all reasonable times after giving to the Tenant prior notice (except in an emergency):

(a)	to carry out any works relating to the Conducting Media and to install additional Conducting Media;

(b)	to carry out any works which the Landlord considers necessary or desirable to any part of the Building or the Park (including the services and facilities in it);

(c)

to exercise any right granted to or to comply with any obligation of the Landlord under the Lease or the Head Lease or any obligation owed to any third party having legal rights over the Premises, the Building or the Park;

(d)	to alter, repair or maintain the Premises, the Building or the Park (including cleaning the exterior windows of the Building);

(e)	to develop the remainder of the Building or the Park, including the right to build onto any boundary wall of the Premises; or

(f)

to construct, alter, maintain, repair or fix anything or additional thing serving such property and running through or on the Premises and the Landlord shall also have the right to grant access to any of the Authorities to carry out any works at the Premises including but not limited to any surrounding areas if so required by the Authorities.

5.11.2

The Landlord need not pay any compensation for any nuisance, annoyance, inconvenience, damage or loss caused to the Tenant. Nonetheless, the Landlord will endeavour to cause as little disturbance as is reasonably possible in the circumstances.

5.11.3	If required by the Landlord, the Tenant shall:-

(a)

remove its own installations, machinery or any article so as to facilitate the Landlord’s execution of things, repairs and works and if the Tenant fails to do so, the Landlord may effect such removal at the Tenant’s cost and expense; and

(b)

cease activities to such extent and during such hours as the Landlord may specify by notice to the Tenant for any work (including without limitation, investigations relating thereto) to be executed by the Landlord.

5.12	Vacating the Premises

5.12.1	At the expiry or sooner determination of the Term, the Tenant must:-

(a)	have complied with all its obligations specified in Clause 5.12.2; and

(b)	vacate the Premises and yield up the Premises to the Landlord together with all keys

12

Please Initial g

of the Premises and the keys of all mailboxes for the Premises.

5.12.2

Prior to vacating the Premises, the Tenant must at its cost carry out the reinstatement works to restore the Premises to its Original Condition (except fair wear and tear) as set out in the Tenants’ Guide and in accordance with the Landlord’s additional reinstatement requirements (‘Reinstatement Works’).

5.12.3	If the Tenant took over fixtures, fittings and/or furniture of any previous occupant, the Reinstatement Works shall include the removal all such fixtures, fittings and furniture.

5.12.4

If the Tenant fails to comply with any of its obligations set out above, the Landlord may carry out the Reinstatement Works (or such part thereof as may remain uncompleted) at the Tenant’s cost and expense.

5.12.5	If the Landlord carries out such Reinstatement Works:-

(a)	the Landlord must complete the works within a reasonable period; and

(b)	the Tenant must pay the Landlord immediately on demand:

(i)

all the Landlord’s costs together with Interest from the date of expenditure to the date they are paid by the Tenant to the Landlord (such expenses and Interest to be recoverable as if they were rent in arrears);

(ii)	a sum (the ‘Additional Sum’) equivalent to the Gross Rent calculated based on the period (the ‘Reinstatement Period’) taken by the Landlord to complete the works.

5.12.6

If the Landlord is agreeable that the Reinstatement Works be delayed with the intent of procuring a replacement tenant to take over the Tenant’s fixtures and fittings, the Landlord shall be entitled to require the Tenant to pay a further sum to be determined by the Landlord by reference to the costs and expenses that would be required to complete such Reinstatement Works (the ‘Further Sum’). If such replacement tenant agrees to take over the Tenant’s fixtures and fittings, the Tenant shall be deemed to have consented to the transfer of its title in the fixtures and fittings to the replacement tenant and upon:-

(a)	the Tenant issuing a written confirmation to that effect; and

(b)	the replacement tenant undertaking in writing to take over the Tenant’s fixtures and fittings and agreeing in writing to reinstate the Premises,

the Further Sum shall be refunded to the Tenant. If paragraph (a) and/or paragraph (b) above is/are not fulfilled within three (3) months (or such other period as the Landlord may stipulate) from the date of the expiry or sooner determination of the Term, then the Landlord shall be entitled to retain the entire Further Sum and remove, dispose or deal with the Tenant’s fixtures and fittings as the Landlord deems fit and all proceeds from the disposal (if any) shall be retained by the Landlord.

5.12.7	A statement from the Landlord of the costs incurred, the Additional Sum and the Further Sum is conclusive and binding on the Tenant (save for manifest error).

5.13	Permitted Use

5.13.1	Subject to Clause 5.13.3 below, the Tenant shall not use the Premises for any purpose except for the Permitted Use for the business of the Tenant.

5.13.2

The Tenant shall obtain and keep in force all necessary approvals required by law for the operation of its business in the Premises, at its own cost, and expense and must ensure that the terms and conditions of such approvals are strictly complied with.

5.13.3	The Tenant must ensure that not more than 40% of the Floor Area is used for purposes ancillary to the Permitted Use, as approved by (a) the Urban Redevelopment Authority or other

13

Please Initial g

Authority and (b) the Landlord.

5.14	Not to Void Insurance

The Tenant shall not do anything which may make any of the Landlord’s insurance policies invalid or capable of cancellation or which may increase the premium on such policies. If the Tenant is in default of this Clause, the Tenant shall make good any damage suffered by the Landlord and to pay the increased premium and all costs and expenses incurred by the Landlord with respect to the renewal of such policy, without affecting any other rights or remedies of the Landlord.

5.15	Viewing

5.15.1

Within six (6) months before the end of the Term, the Tenant shall allow all persons authorised by the Landlord or its agents to view the Premises at all reasonable times with prior notice in connection with any reletting.

5.15.2

At any time during the Rent Free Period (if any) and the Term, the Tenant shall allow all persons authorised by the Landlord or its agents to view the Premises at all reasonable times with prior notice in connection with any sale of the Building.

5.16	Compliance with the Law

5.16.1	The Tenant must comply, at its cost, with the Law and all requirements of the Authorities in force during the Term relating to:

(a)	the Premises or the use or occupation of the Premises;

(b)	anything in or done in the Premises by the Tenant; and

(c)	the observance or performance of the Tenant’s obligations under the Lease,

and immediately inform the Landlord in writing of any notice or order from any Authority received in relation to any of the above or of any defect in the Premises which may give rise to a liability or duty on the Landlord.

5.16.2

Without prejudice to Clause 5.16.1, the Tenant shall not allow the Premises to be used as a place in which any person is employed in contravention of Section 57(1)(e) of the Immigration Act (Chapter 133), Section 5 of the Employment of Foreign Workers Act (Chapter 91A) and any other Law in force at the moment.

5.17	Acceptance of Existing State and Condition

The Tenant agrees to accept, and not raise any objection to, the existing state and condition of the Premises as at the Possession Date including the structural, mechanical and electrical specifications of the Premises.

5.18	Confidentiality of Information

Without prejudice to any other lights or remedies the Landlord is entitled to, the Tenant will not disclose to any third party any information in respect of or arising from or in connection with the terms, conditions and provisions of the lease of the Premises whether contained in the Lease or in previous or subsequent correspondence or otherwise, unless such disclosure is required by Law or with the prior consent of the Landlord.

5.19	Indemnity by Tenant

The Tenant shall indemnify the Landlord against all claims, demands, actions, proceedings, judgements, damages, losses, costs and expenses of any nature which the Landlord may suffer or incur for death, injury, loss and/or damage caused, directly or indirectly by:

14

Please Initial g

5.19.1	any occurrences in the Premises or the use or occupation of the Premises by the Tenant or by any of the Tenant’s employees, independent contractors, agents or any permitted occupier;

5.19.2

the Tenant or its employees, independent contractors, agents or any permitted occupier of the Premises, the Building or any property in them (including without limitation, those caused directly or indirectly by the use or misuse, waste or abuse of the Utilities or faulty fittings or fixtures) or the condition of any part of the interior of the Premises; and

5.19.3	any default by the Tenant in complying with the provisions of the Lease.

5.20	Assignment and Subletting

5.20.1	The Tenant shall not assign, sublet, mortgage or charge the Lease or the Premises.

5.20.2	The Tenant shall not licence, part with or share possession or occupation of the Premises or grant third parties any rights over the Premises.

5.20.3	Where the Tenant is a company, any change in the management control or majority shareholders of the Tenant made without the prior consent of the Landlord will be treated as an assignment of the Lease.

5.20.4	For the purpose of this Clause, “majority shareholder” means a person who:

(a)	controls the composition of the board of directors of the Tenant; or

(b)	controls more than 50% of the issued share capital of the Tenant; or

(c)	controls more than 50% of the voting power of the Tenant.

5.20.5

Subject to Clause 5.20.1, if the Tenant is a sole-proprietor or comprises of partners carrying on business under a business name registered under the Business Registration Act, the Tenant shall not effect any change in the constitution or membership of the sole-proprietorship or partnership without the Landlord’s prior consent.

5.20.6

In the event the Landlord grants its consent, the Landlord shall be entitled at its absolute discretion to impose such terms and conditions and charge such fees as the Landlord shall see fit and Section 17 of the Conveyancing and Law of Property Act (Chapter 61) shall not apply.

5.21	No Lodgment of Caveat, Registration of Lease and Subdivision

5.21.1

The Tenant shall not lodge a caveat in respect of the lease nor register the Lease at the Singapore Land Registry, whether before or during the Term. The Tenant undertakes to immediately withdraw any caveats lodged in default of this Clause.

5.21.2	The Tenant must not require the Landlord to subdivide the Building or do any act which could result in the Landlord being required to subdivide the Building.

5.21.3	The Landlord and the Tenant hereby agree and acknowledge that the Lease does not operate as a lease capable of registration under the provisions of the Land Titles Act (Cap. 157) or any other Law.

5.22	Prevention of Infectious Diseases

5.22.1

The Tenant shall take all steps and measures, at the Tenant’s cost and expense, to prevent any outbreak, spread or any transmission whatsoever of any Infectious Disease (including, but not limited to, thoroughly fumigating and disinfecting the Premises to the satisfaction of the Authorities) and to, without prejudice to Clause 5.16, to promptly comply, at the Tenant’s cost and expense, with the Law and all guidelines, rules and requirements of the Authorities relating to the prevention of any outbreak and/or spread of Infectious Diseases.

15

Please Initial g

5.22.2

The Tenant shall forthwith give notice to the Landlord and the Authorities if the Tenant is aware or suspects that any person is suffering, has died from, is a carrier or a contact of, or is at risk of infection from an Infectious Disease and provide such required information or particulars.

5.23	Head Lease

5.23.1	The Tenant shall comply with and be bound by the conditions (if any) imposed by the Head Landlord in granting its consent to the lease of the Premises to the Tenant.

5.23.2

The Tenant shall comply with, perform, observe and be bound by the obligations contained or referred to in the Head Lease insofar as they relate to the Premises. The Tenant shall also comply with, perform, observe and be bound by the obligations of any additional or supplemental documents made or to be made from time to time between the Landlord and the Head Landlord pursuant to the Head Lease in relation to the Building and/or the Park.

5.24	Change of Name

The Tenant shall give prior notice to the Landlord of any intended change in its name and pay to the Landlord a fee for every change of its name.

5.25	Additional Property Tax

5.25.1

The Tenant must pay to the Landlord immediately on demand, any additional property tax (‘Additional Property Tax’). The Additional Property Tax shall be the property tax payable for or apportioned as attributable to the Premises (in respect of each month of the Rent Free Period (if any) and the Term) arising from an increase in the annual value of or attributable to the Premises or an increase in the rate of property tax of or attributable to the Premises over and above the annual value and the rate of property tax prevailing on the Commencement Date. If the Tenant fails to comply with this Clause 5.25, the Additional Property Tax together with Interest accruing from the date of the Landlord’s demand until the date of payment will be recoverable from the Tenant as if it were rent in arrears.

5.25.2	The liability of the Tenant to pay the Additional Property Tax will not be affected by the expiry or sooner determination of the Term.

5.25.3	Objection to or appeals in respect of any assessment of annual value or imposition of property tax on the Premises may only be made by the Landlord at its sole discretion.

6.	LANDLORD’S OBLIGATIONS

The Landlord covenants with the Tenant as follows:

6.1	Quiet Enjoyment

If the Tenant pays the Gross Rent and other sums due under the Lease and complies with the Tenant’s obligations in the Lease, the Tenant may occupy and use the Premises throughout the Term without any interruption by the Landlord, except as provided in the Lease.

6.2	Property Tax

Save for the Additional Property Tax, the Landlord must pay the property tax levied on the Building by the Authority and which is apportioned as attributable to the Premises.

6.3	Management of the Building

Subject to the provisions of Clauses 7.1, the Landlord must:

6.3.1	keep the exterior of the Building, the Common Property, the mechanical and electrical services and other services, amenities and facilities in the Building provided by the Landlord for

16

Please Initial g

common use or benefit, in good repair and in the case of mechanical and electrical services, in working order and condition (fair wear and tear excepted);

6.3.2

provide lift services during the hours specified by the Landlord, electricity for the lighting of the Common Property within the Building and water for the toilet and bathroom facilities, if any, in the Common Property in the Building;

6.3.3	keep the Common Property sufficiently cleaned and lit; and

6.3.4	insure the Building (excluding fixtures and fittings installed by the Tenant) against damage by fire and such other risks which the Landlord decides are necessary.

7.	LANDLORD NOT LIABLE

7.1	No Claim by Tenant

Notwithstanding anything contained in the Lease, the Landlord is not liable to the Tenant or its employees, independent contractors, agents or permitted occupiers or any other persons and the Tenant must not claim against the Landlord for any death, injury, loss or damage (including indirect, consequential and special losses) which the Tenant or its employees, independent contractors, agents or permitted occupiers or any other persons may suffer (whether sustained at or originating at the Premises or the Building or the Common Property or the Park) in respect of any of the following (whether caused by negligence or other causes):

7.1.1

any interruption in any of the services mentioned in Clause 6.3 due to necessary repair, maintenance, damage or destruction of any installations or equipment or mechanical, electrical, electronic, microprocessor, software or other defect, malfunction or breakdown; or

7.1.2

any act, omission, negligence or misconduct of (a) any employee of the Landlord or any person acting under such employee in respect of the Premises or the Building; (b) the employee, agent or independent contractor of the Landlord in performing any duty relating to the services mentioned in Clause 6.3; or (c) any contractor nominated or approved by the Landlord under the Lease, and such contractor appointed by the Tenant will not be treated as an employee or agent of the Landlord or (d) any other person in the Building; or

7.1.3	leakage or defect in the piping, wiring and sprinkler system or defect (inherent or otherwise) in the structure of the Building; or

7.1.4	the use of the car parks in the Building; or

7.1.5

the violation of the Tenants’ Guide by any of the other tenants, invitees, licensees or other occupiers in the Building including their employees, independent contractors, agents, visitors, invitees or licensees; or

7.1.6

any failure or delay by the Landlord in the taking or implementing of any measures or the insufficiency of any such measures taken by the Landlord, to prevent any outbreak or spread whatsoever of any Infectious Disease in the Building; or

7.1.7

any terrorist act regardless of any other cause or event contributing concurrently or in any other consequence to the loss (including, but not limited to, any action taken in controlling, preventing, suppressing or in any way relating to any terrorist act); or

7.1.8	any Force Majeure; or

7.1.9

any failure or inability or defect in the supply or character of electricity, water (including chilled water) or where applicable, gas, supplied to the Premises by any service provider supplying the Building with electricity, water (including chilled water) or where applicable, gas; or

7.1.10	for accidents happening or injuries sustained or for loss of or damage to property in the Premises, the Building or the Park.

17

Please Initial g

8.	OTHER TERMS

8.1	Re-entry

8.1.1	The Tenant will be in default under the Lease if, during the Term:

(a)	the Tenant fails to pay the Gross Rent or any other sum payable under the Lease within seven (7) days after the due date (whether or not formally demanded); or

(b)

the Tenant fails to comply with its obligations under the Lease (other than payment of Gross Rent and any other sum payable under the Lease) and (where the breach is capable of remedy) fails to make good the default within fourteen (14) days (or any other period stipulated by the Landlord) of the Landlord’s notice ; or

(c)	any distress or execution is levied on the Tenant’s property and is not discharged within seven (7) days; or

(d)	an event of insolvency occurs or is likely to occur in relation to the Tenant.

8.1.2

In any of the above events, the Landlord may re-enter and take possession of the Premises (or any part of it) at any time (even if any previous right of re-entry has been waived) and to repossess the Premises and the Term and the Lease shall absolutely cease and determine.

8.1.3	The exercise of the Landlord of its right of re-entry will not affect any rights of the Landlord against the Tenant (including rights in respect of the default under which the re-entry is made).

8.1.4

The Tenant must indemnify the Landlord from and against all cost, loss, damages and expenses (including, without limitation, Gross Rent for the Rent Free Period and loss of Gross Rent which would have been payable by the Tenant if the Term had been completed and all costs and expenses incurred for re-letting or attempted re-letting of the Premises), suffered by the Landlord as a result of the Landlord exercising its right of re-entry. This indemnity will not affect the other rights and remedies of the Landlord against the Tenant.

8.2	Government Acquisition

If the Building or any part of it is acquired by any Authority or a notice, order or gazette notification is issued in respect of the intended or actual acquisition of the Building or any part of it by any Authority, the Landlord may terminate the Lease, without compensation, by giving notice to the Tenant. Upon receipt of the notice, the Lease will end without affecting the rights of the Landlord against the Tenant for any previous default by the Tenant of the Lease

8.3	Removal of property after the end of Lease

8.3.1	If the Gross Rent or any other sums payable under the Lease shall be unpaid, the Tenant shall, upon the Landlord’s notice, leave any property of the Tenant specified by the Landlord in the Premises.

8.3.2

If any property of the Tenant remains on the Premises after the Tenant has vacated the Premises after the expiry or sooner determination of the Tenn whether under Clause 8.3.1 or for any other reason whatsoever, the Landlord shall be entitled, and shall be deemed to be authorized, to remove, store, deal with, sell and dispose of the property in any manner which the Landlord thinks is appropriate. All costs and expenses incurred by the Landlord together with Interest from the date of expenditure until the date they are paid by the Tenant to the Landlord shall be recoverable from the Tenant as if they were rent in arrears. The Landlord shall be entitled to apply the proceeds of sale (if any) against such costs, expenses and Interest and any other amounts owing by the Tenant to the Landlord. The Landlord shall return the balance, if any, to the Tenant.

8.3.3	The Tenant must indemnify the Landlord against any liability incurred by the Landlord to any third party whose property is dealt with or disposed of by the Landlord in the mistaken belief (which will

18

Please Initial g

be presumed unless the contrary is proved) that such property belonged to the Tenant.

8.4	Notices

8.4.1	A notice given or required to be given under the Lease must be in writing.

8.4.2	A notice to the Tenant is only valid if given by hand or sent by registered post to the Premises.

8.4.3	A notice to the Landlord is only valid if sent by registered post to the registered office for the time being of the Landlord or any other address notified by the Landlord to the Tenant.

8.4.4	Any notice will be treated as served:

(a)	(for notice given by hand) immediately on the day upon which it is sent; and

(b)	(for notice by registered post) twenty-four (24) hours after posting and in proving it, it will be adequate to show that the envelope containing the notice was addressed, stamped and posted.

8.5	Service of Process

Any process, by writ, summons or otherwise, shall be sufficiently served if effected on:

8.5.1	the Landlord by registered post to its business address;

8.5.2	the Tenant by registered post to or by leaving or affixing it at the business address or the Premises notwithstanding that it is returned by the post office undelivered; or

8.5.3	the solicitor for the Landlord or the Tenant in the manner provided in this Clause.

8.6	Prohibition against Offsetting

The Tenant must pay to the Landlord promptly as and when due, without demand, deduction, set-off, or counterclaim, all sums due and payable by the Tenant to the Landlord under the Lease. The Tenant must not exercise any right or claim to withhold Gross Rent or any other sum payable under the Lease or any right or claim to legal or equitable set-off.

8.7	Costs and Expenses

The Tenant agrees to pay the Landlord (on a full indemnity basis), immediately on demand, all the Landlord’s costs and expenses (including without limitation, legal fees) incurred:-

8.7.1	for drawing up, negotiating and completing Side Letter(s), if any;

8.7.2	for considering a request for any consent or approval by the Landlord (including fees imposed by the Landlord’s consultants for advising the Landlord); and

8.7.3	as a result of a default by the Tenant of the Lease.

8.8	Remedial Measures

If the Tenant fails to observe or perform any obligations on its part in the Lease, the Landlord may (but shall not be under any obligation to) without prejudice to any of its other rights or remedies, carry out or cause to be carried out such remedial measures as the Landlord thinks necessary. All costs and expenses incurred by the Landlord together with Interest from the date of expenditure until the date they are paid by the Tenant to the Landlord shall be recoverable from the Tenant as if they were rent in arrears PROVIDED ALWAYS THAT the Landlord shall not be liable to the Tenant for any loss, damage or inconvenience directly or indirectly caused thereby.

19

Please Initial g

8.9	No Waiver

8.9.1

The Landlord’s consent or waiver to any default by the Tenant of its obligations in the Lease is only effective if it is in writing. Mere knowledge or consent by conduct (expressed or implied) of the landlord of such default by the Tenant will not be implied or treated as a waiver.

8.9.2	Such consent or waiver by the landlord must not be taken as a consent or waiver to another default by the Tenant of the same obligation or a default of another obligation in the Lease.

8.9.3

The landlord will not be treated as waiving its right to proceed against the Tenant in respect of any default by the Tenant of its obligations in the Lease, if the Landlord accepts the Gross Rent or any other sum payable by the Tenant under the lease.

8.10	Representations

8.10.1	The Lease forms the entire agreement between the Landlord and the Tenant relating to the lease of the Premises.

8.10.2

The Landlord is not bound by any representations or promises with respect to the Building, the Premises or the Park if they are not stated in the lease whether written or oral, express or implied by common law, statute or custom or otherwise.

8.10.3	The Tenant confirms that it has not agreed to or executed the Acceptance or any Side letter(s) relying on any representation made by the landlord or on its behalf which is not stated in the lease.

8.10.4	The Landlord and the Tenant each represents, warrants and undertakes that it has full power and authority to enter into and perform the lease and the lease is valid and binding on its part.

8.11	Tenants’ Guide

8.11.1	The Tenant must comply with the Tenants’ Guide and ensure that its employees, agents, independent contractors and permitted occupiers comply with the Tenants’ Guide.

8.11.2	The Landlord may make and vary the Tenants’ Guide at any time.

8.11.3	The provisions of the Lease will prevail where there is inconsistency between such provisions and the Tenants’ Guide.

8.12	Landlord may Assign

The landlord is entitled to transfer (whether by an assignment or novation) its rights and obligations in the lease. Upon such transfer, the Tenant:-

(a)	is treated to have consented to such transfer and must accept the transferee as its new landlord;

(b)

must release the Landlord from all its obligations under the lease, including without limitation, the landlord’s obligation to refund the Security Deposit Amount and other sums that the landlord is obliged to refund under the lease:

(c)

must become a party to and sign the assignment or novation agreement in respect of the lease with the Landlord and its transferee, if required by the landlord. Such agreement will be prepared by the Landlord or its transferee at its own cost: and

(d)	if requested by the landlord, where the Security Deposit Amount is furnished by way of a bank guarantee, procure a replacement bank guarantee to be issued in favour of the transferee.

20

Please Initial g

8.13	Unenforceability and Severance

The illegality, invalidity or unenforceability of any provision in the Lease under the law of any jurisdiction will not affect the legality, validity and enforceability of that provision under the law of any other jurisdiction or the legality, validity or enforceability of any of the other provisions in the Lease.

8.14	Governing Law and Submission to Jurisdiction

8.14.1	The Offer Letter and the Lease are governed by Singapore law.

8.14.2	The parties agree to submit to the jurisdiction of the courts of the Republic of Singapore.

8.14.3	Where the Tenant is a company that is neither incorporated nor registered in Singapore:-

(a)

the Tenant undertakes to deliver to the Landlord a copy of the letter issued by the process agent to the landlord, consenting to irrevocably act as the Tenant’s process agent, within seven (7) days of appointment, in a form approved by the Landlord;

(b)	the service of process on the Tenant is treated as completed upon leaving the documents at the last known address of the process agent; and

(c)	Clause 8.14.3 will not affect the right of the Landlord to serve process in any other manner permitted by Law.

8.15	Contracts (Rights of Third Parties) Act Cap 538

Without prejudice to Clause 8.12, nothing in the Lease shall confer on any person who is not party to the Lease a right to enforce any terms of the Lease and the provisions of the Contracts (Rights of Third Parties) Act, Cap 538, which might otherwise be interpreted to confer such rights to such persons shall not apply and are expressly excluded from applying to the Lease and no consent of any third party is required for any variation (including any release or compromise of any liability) or termination of the Lease.

8.16	Limitation of Liability

Notwithstanding any contrary provision in the Lease, it is hereby agreed and acknowledged that the Landlord is entering into this Lease in its capacity as Trustee of A-REIT and not in its personal capacity. As such, any liability of or indemnity given or to be given by the Landlord shall be limited to the assets of A-REIT over which the Landlord has recourse and shall not extend to any personal assets of the Landlord or any assets held by the Landlord as Trustee for any trust other than A-REIT.

21

Please Initial g

TENANTS’ GUIDE

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	1

Rev.03 Effective Date: 2 May 2012

INDEX

1.	DEFINITIONS & INTERPRETATION		4
2.	TENANT’S WORKS - SUBMISSION OF PLANS TO LANDLORD’S REPRESENTATIVE		4
	2.1	Types of Plans	4
	2.2	Plans – Contents & Other Requirements	4
	2.2.1	Partitioning, False Ceiling Layout and Machines/Equipment Layout Plans	4
	2.2.2	ACMV Plans	5
	2.2.3	Plumbing/Sanitary Plans	6
	2.2.4	Electrical Plans	6
	2.2.5	Fire Alarm & Fire Protection Plans	6
	2.3	Submission of Plans	7
3.	TENANT’S WORKS - STRUCTURAL ENDORSEMENT		8
4.	TENANT’S WORKS - APPROVAL OF AUTHORITIES		8
5.	TENANT’S WORKS – INSURANCE POLICIES		8
6.	TENANT’S WORKS - EXECUTION OF TENANT’S WORKS		9
	6.1	CONTRACTOR I SUPERVISOR	9
	6.2	MANNER OF EXECUTION	9
	6.2.1	GENERAL EXECUTION	9
	6.2.2	GENERAL MANNER	10
	6.2.3	PROHIBITIONS	10
	6.2.4	COMMON AREAS	10
	6.2.5	INSTALLATIONS AT ROOF-TOP	11
	6.2.6	DISPOSAL OF DEBRIS	11
	6.2.7	USE OF TOILETS	12
	6.2.8	USE OF CARGO LIFTS	12
	6.2.9	COMPLIANCE WITH WORKPLACE SAFETY AND HEALTH ACT	12
	6.2.10	COMPLIANCE WITH FIRE SAFETY ACT AND FIRE CODE	13
	6.2.11	FIRE ALARM & FIRE PROTECTION SYSTEM	13
	6.2.12	SUPPLY OF ELECTRICITY AND WATER	14
	6.2.13	MECHANICAL & ELECTRICAL INSTALLATIONS	14
	6.2.14	HACKING, DRILLING, DEMOLITION & NOISYWORKS	15
	6.2.15	PLUMBING & SANITARY WORKS	16
	6.2.16	PARTITIONING WORKS	16
	6.2.17	STRUCTURAL WORKS	16
	6.2.18	AIR-CONDITIONING INSTALLATION WORKS	17
	6.2.19	CHILLED WATER SUPPLY SYSTEM (where applicable)	17
	6.2.20	INSPECTION OF ADDITIONAL INSTALLATIONS	18
7.	TENANT’S WORKS - AS-BUILT PLANS		18
8.	INSTALLATIONS / WORKS TO BE DONE BY TENANTS		18
	8.1	THERMAL INSULATION & HEAT EXTRACTION SYSTEMS	18
	8.2	FIRE SAFETY INSTALLATIONS	18
	8.3	ELECTRICAL SWITCH & DISTRIBUTION BOARDS	19
	8.4	ELECTRICAL INSTALLATIONS	19
	8.5	PLUMBING I SANITARY WORKS	19
	8.6	EXHAUST SHAFT I CHIMNEY (where applicable)	19
	8.7	BTU METERS (where applicable)	19
9.	MAINTENANCE BY TENANTS		19
	9.1	MAINTENANCE OF INTERNAL PREMISES	19
	9.2	MAINTENANCE OF FIRE ALARM & FIRE PROTECTION SYSTEM	20
	9.3	MAINTENANCE OF BTU METERS AND EXHAUST EQUIPMENT (where applicable)	20

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	2

Rev.03 Effective Date: 2 May 2012

	9.3.1	BTU METERS	20
	9.3.2	EXHAUST EQUIPMENTS	20
10.	TENANTS’ USE OF THE PREMISES & OPERATIONS		21
	10.1	PROHIBITION AGAINST OBSTRUCTION	21
	10.2	NO STORAGE OF COMBUSTIBLE SUBSTANCES	21
	10.3	TOXIC MATERIALS	21
	10.4	DISPOSAL OF DEBRIS, WATER & REFUSE	21
	10.5	WASTE WATER DISCHARGE	23
	10.6	ADVERTISEMENTS & SIGNBOARDS	23
	10.7	MACHINES & APPARATUS	23
	10.8	MINIMISING POLLUTION	24
	10.9	MUSIC	24
	10.10	NUISANCE	24
	10.11	ILLEGAL PURPOSE & NO RESIDENTIAL USE	25
	10.12	NO COOKING (not applicable where Permitted Use is for food and beverage)	25
	10.13	NO PETS, PESTS & ANIMALS	25
	10.14	NO BLOCKAGE	25
	10.15	ODOURS	25
	10.16	FLOOR LOADING	25
	10.17	NOT TO OVERLOAD INSTALLATIONS	26
	10.18	CURTAINWALL	26
	10.19	WINDOWS	26
	10.20	UNAUTHORISED SOURCE OF WATER	26
	10.21	SERVICE I CARGO LIFTS	26
	10.22	NO SOLICITING	27
	10.23	AUCTION SALES	27
	10.24	SECURITY OF PREMISES	27
	10.25	SPECIALIST WARRANTIES	27
	10.26	LOADING & UNLOADING	27
	10.27	GROUND FLOOR SLABS (where applicable)	27
	10.28	FIRE SAFETY ENVIRONMENT	28
	10.29	USE OF COMMON PROPERTY & TERRACE AREAS	28
	10.30	TELEVISION ANTENNAE I SATELLITE DISH	28
	10.31	PARKING OF VEHICLES	28
	10.32	OUTER DOORS OF THE BUILDING	29
11.	REINSTATEMENT WORKS		29
12.	LANDLORD’S RIGHTS OF ACCESS & RIGHTS TO CARRY OUT WORKS		30
13.	INFORMATION ON GREEN INITIATIVES		31
	13.1	TENANTS’ RECYCLYING PROGRAMME GUIDE	31
	Waste collections		31
	3Rs POLICY - REDUCE I REUSE I RECYCLE		31
	REDUCE		31
	REUSE		32
	RECYCLE		32
	13.2	WATER CONSERVATION	32
	13.3	Energy Conservation	33
14.	CONTACT INFORMATION		34
	14.1	MAINTENANCE PERSONNEL	34
	14.2	24-HOUR EMERGENCY SERVICE	35

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	3

Rev.03 Effective Date: 2 May 2012

TENANTS’ GUIDE

1.         DEFINITIONS & INTERPRETATION

1.1

Unless the context otherwise requires, all definitions, terms and references used in this Tenants’ Guide will have the same meanings given to them in the Standard Terms, Covenants and Conditions which is attached as Appendix 1 of the Landlord’s Letter of Offer. References to ‘Tenants’ and ‘Tenants’ in the Tenants’ Guide shall include the singular meaning, being ‘Tenant’ and ‘Tenant’s’.

1.2

If Tenants require the consent or approval of the Landlord for any action, Tenants must obtain it in writing (whether directly from the Landlord or through the Landlord’s designated representative, Ascendas Services Pte Ltd (“ASPL”) before starting to take that action.

1.3

All action required to be undertaken by Tenants pursuant to this Tenants’ Guide shall be at Tenants’ own cost and expense. Interest is payable on all amounts due and owing by the Tenants pursuant to this Tenants’ Guide. All such costs and expenses and Interest are recoverable from Tenants as if they were rent in arrears.

2.         TENANT’S WORKS - SUBMISSION OF PLANS TO LANDLORD’S REPRESENTATIVE

2.1	Types of Plans

When seeking the approval of the Landlord to proposed Tenant’s Works, Tenants shall submit all relevant plans to ASPL including the following (where applicable):

2.1.1	Partitioning, False Ceiling Layout and Machines/Equipment Layout Plans;

2.1.2	Air-Conditioning and Mechanical Ventilation (“ACMV”) Plans;

2.1.3	Plumbing & Sanitary Plans;

2.1.4	Electrical Plans; and I or

2.1.5	Fire Alarm & Fire Protection Plans.

2.2	Plans – Contents & Other Requirements

Tenants shall ensure that relevant plans submitted comply with the following:

2.2.1	Partitioning, False Ceiling Layout and Machines/Equipment Layout Plans

(a)	The above plans are to indicate:

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	4

Rev.03 Effective Date: 2 May 2012

i.	Dimensions of the Premises and rooms in the Premises including height of each room.

ii.	Layout of the non-combustible partitions and false ceilings.

iii.	The usage of all the floor space.

iv.	The type of materials to be used.

v.	Exact location, descriptions, dimensions (length, breath & height) and operating weight of proposed machineries and plant installations. Vibration and sound insulation details must also be shown.

vi.

Dimensions and locations of storage areas, storage racks, passageways, overhead cranes, washing facilities including water supply pipes, waste pipes, exhaust fans, works benches and means of escape in case of fire.

vii.	Location of exit lightings, exit and directional signs. State whether signs are proposed or existing.

viii.	Location of fire extinguishers. Types and ratings of the fire extinguishers should also be indicated. To state whether they are proposed or existing.

(b)	All submitted plans shall be coloured as follows:

*	Partitions and false ceilings – Brown.
*	Fire extinguishers, exit and directional signs – Red.
*	Existing partitions and ceilings to be removed – Yellow dotted line.
*	Machineries and plant installations – Blue.
*	Work benches – Brown.

2.2.2	ACMV Plans

(a)	The above plans are to indicate:

i.	Layout and dimension of all ductings and equipment to be installed.

ii.	Sectional elevation of all ductings and equipment to be installed.

iii.	Mounting and suspension details of all installations.

iv.	The schedule of equipment outlining the cooling capacity, air flow, weight and dimension and insulation work against

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	5

Rev.03 Effective Date: 2 May 2012

condensation (where necessary). Indicate in as-built drawings the room temperature set-point and to maintain room temperature within the Premises at 23°C +/- 1°C.

v.	All new and existing positions of air-conditioning ducts, air diffuser and return-air outlet must be clearly and correctly located on plans.

(b)	All drawings must be appropriately coloured and legended.

(c)	If Tenants are required to perform air balancing in the Premises after completion of the Tenant’s Works, Tenants shall submit an air balancing report to ASPL for Landlord’s records.

2.2.3	Plumbing/Sanitary Plans

Plans and sectional elevations of the plumbing works must be shown and appropriately coloured, dimensioned and legended.

2.2.4	Electrical Plans

(a)	The above plans are to indicate:

i.	Exact position of the distribution board on the interior layout plans.

ii.	Single-line-diagram drawn by a licensed electrical contractor/engineer showing clearly the power and lighting circuits proposed.

iii.	Locations of exact positions of all new and existing lighting/power points.

(b)

Submission of Electrical Plans must be made on standard application forms obtainable from Landlord or ASPL and a non-refundable processing fee of $200.00 (exclude prevailing GST) to made payable to the Landlord.

(c)	5 sets of single line diagrams, layout plans of all installations and AL Electrical Forms or AL Elect 4 Form shall be submitted (where applicable).

2.2.5	Fire Alarm & Fire Protection Plans

(a)	The above plans (to be submitted to ASPL prior to submission to the Authorities) should include:

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	6

Rev.03 Effective Date: 2 May 2012

i.	A plan duly endorsed and certified by a Professional Engineer (as defined in paragraph 3 below) (Mechanical) indicating the exact positions of all new and existing sprinkler heads or heat detectors.

ii.	The certification by the Professional Engineer (as defined in paragraph 3 below) on the proposed plans should be as follows:

“I,                                                     , hereby confirm and certify that the addition I alteration to the automatic fire sprinkler I detector installation will be designed in accordance with the accepted Code of Practice and upon completion of work, I will inform the relevant authorities by issuing a Certificate of Supervision.”

(b)	Submission of Fire Alarm & Fire Protection Plans must be made on a standard application form obtainable from the Landlord or ASPL.

(c)	4 sets of schematic and layout plans must be submitted.

2.3	Submission of Plans

2.3.1	All submitted plans must be accompanied by a covering letter attentioned to ‘Ascendas Services Pte Ltd’ at the following address:

TECHVIEW (AREIT)
Kaki Bukit TechPark II, 1 Kaki Bukit View , (S) 415941

2.3.2	The covering letter should include the following:

(a)	Address of the Premises at which Tenant’s Works are proposed to be carried out.

(b)	Number of sets of drawings submitted.

(c)	Name and contact number of the person responsible for the plans.

2.3.3	At least 4 sets of fully dimensioned plans in A1 or A2 size must be submitted. The Landlord will retain 2 sets of the plans for records.

2.3.4	Each set of plans must show the following:

(a)	The subject unit within the Premises in relation to the particular floor where the unit is located.

(b)	Plans, sections and elevations of the proposed Tenant’s Works (Scale 1:50 or 1:100)

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	7

Rev.03 Effective Date: 2 May 2012

2.3.5	All proposed Tenant’s Works must be coloured, all existing Tenant’s Works proposed to be demolished or dismantled shall be shown in yellow dotted lines.

2.3.6	All plans submitted must be stamped and signed by Tenants. The full name and designation of the signatory should also be clearly indicated on the plans.

2.3.7	The plans should bear the name and signature of the qualified person (defined in the Building Control Act, Cap 29) (“Qualified Person”) preparing the plans.

3.         TENANT’S WORKS - STRUCTURAL ENDORSEMENT

Where the proposed Tenant’s Works involves the structural integrity of the Building, the plans shall be endorsed by a professional engineer as follows:

“I have inspected the building and investigated its overall structure and, in my opinion, the building is capable of resisting the forces and moments which may be increased and altered by reason of the repairs, alterations or additions shown on these plans. I will also supervise the works and submit a Certificate of Supervision upon completion of the works.”

Such professional engineer shall have a valid practicing certificate issued under the Professional Engineers Act (Cap. 253) (“Professional Engineer”).

4.         TENANT’S WORKS - APPROVAL OF AUTHORITIES

4.1	Tenants must obtain, keep in force and furnish to the Landlord all necessary approvals from the Authorities for the purpose of carrying out the proposed Tenant’s Works.

4.2

Tenants must obtain clearance forms from the relevant Authorities and must submit the same to ASPL before commencement of the Tenant’s Works. Tenants must ensure that all the Tenant’s plans are approved by the relevant Authorities prior to commencement of Tenant’s Works including obtaining the approval of all Partition and Fire Alarm Plans from the Fire Safety Shelter Bureau. Where the Tenants apply and obtain the necessary approvals on the plans electronically, Tenants must submit 2 sets of the plans endorsed by the Professional Engineer with the Fire Safety Certificate Reference number indicated on the plans.

4.3	All plans submitted to ASPL will only be checked for compliance with the Landlord’s requirements and approval by the Landlord is not to be construed to be approval by the relevant Authorities.

4.4	Tenants must also obtain, keep in force and furnish to the Landlord the Fire Safety Approval (i.e. the Fire Safety Certificate).

5.         TENANT’S WORKS – INSURANCE POLICIES

5.1	Before the commencement of the Tenant’s Works, Tenants must effect and maintain an all risks policy and a comprehensive public liability insurance policy

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	8

Rev.03 Effective Date: 2 May 2012

against claims for personal injury, death or property damage or loss arising out of the Tenant’s Works, each in an amount of not less than S$2,000,000.00 (or such higher amounts as required by the Landlord) in respect of any one (1) occurrence, for the period from the commencement to completion of the Tenant’s Works.

5.2

The policy must be taken out and maintained at the Tenants’ cost with a reputable insurance company, naming the Landlord and the Tenants’ contractors as co-insured parties for their respective rights and interests.

5.3	A copy of the policy must be given to the Landlord by the Tenants, on demand.

6.         TENANT’S WORKS - EXECUTION OF TENANT’S WORKS

6.1        CONTRACTOR I SUPERVISOR

6.1.1

Tenants shall obtain the prior approval of the Landlord to the appointment of any contractor or consultant for the purpose of carrying out the Tenant’s Works. The Landlord shall be reasonable in considering the appointment of any such contractor or consultant

6.1.2

Tenants shall engage appropriate Qualified Persons to design and supervise the Tenant’s Works. Tenants are required to maintain the appointment of such supervisor throughout the duration of the Tenant’s Works, who shall be responsible for the supervision and conduct of workmen and to take instructions from the Landlord and ASPL.

6.1.3

In the event that the Tenants’ contractors or subcontractors create a nuisance or persistently ignore the Landlord or ASPL’s instructions, such contractors and I or subcontractors would not be granted access into the Building and the Premises.

6.1.4

Tenants shall ensure that Tenants’ contractors and subcontractors do not allow any of its workmen to use the Premises as a dormitory (temporary or otherwise) or for any residential purposes whatsoever.

6.2	MANNER OF EXECUTION

6.2.1	GENERAL EXECUTION

Tenants must carry out and complete the Tenant’s Works as follows:

(a)	in accordance with the plans and specifications approved by the Landlord, the architect, engineer or consultant appointed pursuant to Clause 4.1.3 of the Covenants (if appointed) and the Authorities;

(b)	in a good and workmanlike manner in accordance with good building practice and with due diligence;

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	9

Rev.03 Effective Date: 2 May 2012

(c)	so as not to cause any obstruction, interference or any nuisance to other tenants or occupiers of the Building I Park and the surrounding areas; and

(d)	in compliance with the Law.

6.2.2	GENERAL MANNER

In carrying out the Tenant’s Works, Tenants shall ensure that:

(a)	any rough and wet works are to be kept to a minimum and carried out within the Premises;

(b)	the Tenant’s Works do not create excessive dust or noise and do not produce hazardous conditions;

(c)	all painting works are carried out after office hours and with necessary equipment to facilitate ventilation or otherwise (subject to Landlord’s prior approval) odorless paint is used;

(d)	the Premises and other areas affected by the Tenant’s Works are maintained clean and free from all pests at all times; and

(e)	at all times the permissible floor loading of the Building is not exceeded.

6.2.3	PROHIBITIONS

Tenants shall NOT, in any case:

(a)

alter in any way the external appearance of the Premises including but not limited to the color and type of all external parts of the Premises, including without limitation, doors, windows, walls and grilles;

(b)	store materials outside the Premises or in the Common Property, even if storage is temporary;

(c)	support Tenants’ installations of equipment, ducting, racks etc. onto the structural members above Tenants’ floor;

(d)	use hold-down bolts to fasten the Tenants’ equipment onto the floor of the Premises which penetrates more than 50mm into the floor slab of the Premises; or

(e)	dispose of leftover cement mortar/slurry in water closets, basins or floor traps in the Premises.

6.2.4	COMMON AREAS

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	10

Rev.03 Effective Date: 2 May 2012

(a)

All Tenant’s Works shall be carried out only within the Premises and no Tenant’s Works shall be permitted outside the Premises or in the Common Property. Tenants must obtain the prior approval of the Landlord before commencement of any works outside the Premises or in the Common Property.

(b)

Subject to the Landlord’s prior approval on such works, Tenants shall ensure that adequate protection is provided to all finishes and installations in the Common Property (such as doors, lifts and wallpapers) to prevent damage caused by the Tenant’s Works in the Common Property.

(c)

All workmen of the Tenants’ contractors and subcontractors are to be confined within the Premises and are not to loiter in the Common Property (such as the lobbies or staircases) during their break times.

6.2.5	INSTALLATIONS AT ROOF-TOP

Where the Landlord approves any installation works at the roof-top of the Building, Tenants must strictly comply with the following:

a)	Hacking of and drilling into the roof slab is STRICTLY PROHIBITED;

b)

All installations on the roof-top must sit on a concrete plinths of at least 150 mm thick and be properly spring loaded and buffered if necessary, to prevent any transmission of vibration to the premises below;

c)	All pipeworks must run at least 300 mm above the surface of the roof-top; and d) All installations must be screened from view with appropriate materials to match the existing fa9ade of the Building.

6.2.6	DISPOSAL OF DEBRIS

(a)	Tenants shall ensure that all debris created by the Tenant’s Works is disposed of at the end of every day.

(b)	The Landlord may require that Tenants bring onto the Premises a refuse bulk bin to contain such debris.

(c)	Debris must be contained at places designated by the Landlord pending disposal. Disposal of debris at the Landlord’s bin centre is strictly prohibited.

(d)	Alternatively, the Landlord may, at its sole discretion, provide a central bulk bin for containment of the debris arising from the Tenant’s Works and charge the Tenants for the disposal.

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	11

Rev.03 Effective Date: 2 May 2012

6.2.7	USE OF TOILETS

Tenants shall ensure that cement is not mixed in the toilets (whether the toilets are part of the Premises or outside). The Landlord may impose liquidated damages of $500.00 on Tenants for each such incident in breach of this sub-paragraph.

6.2.8	USE OF CARGO LIFTS

Tenants shall ensure that only cargo lifts are used to convey materials and debris and that passenger lifts are not to be used for this purpose. Cargo lifts must be adequately boarded and protected before use by Tenants.

6.2.9	COMPLIANCE WITH WORKPLACE SAFETY AND HEALTH ACT
(a)

Tenants shall ensure that it and its contractors, subcontractors and I or consultants fully comply with the Workplace Safety and Health Act (Cap. 354A)(“WSH Act”) and the Workplace Safety and Health(Risk Management) Regulations.

(b)	Tenants shall ensure that its contractors, subcontractors and consultants engaged to carry out the Tenant’s Works have achieved at least a bizSAFE Level 3 certification.

(c)

Without prejudice to paragraph 6.2.9(a) above, Tenants shall ensure its contractors submit to ASPL a risk assessment report for the proposed Tenant’s Works together with relevant safe work procedures, method statements, list of Tenants’ contractors and subcontractors and the Professional Engineer’s endorsement of Tenant’s Works BEFORE commencement of Tenant’s Works.

(d)

Without prejudice to paragraph 6.2.9(a) above, hot work permits have to be submitted to and approved by the Landlord before the commencement of hot works. Hot works are to be kept to the minimum in order to reduce fire risk and to avoid the activation of the fire alarm system in the Building. The Landlord may impose a penalty of $500 per incident for false or accidental activation of the fire alarm or fire sprinkler system.

(e)

All hoisting works must comply with the Factories Act (Cap. 104, repealed), where applicable, and/or the WSH Act, all relevant regulations and Authorities’ guidelines and directives. For example, Tenants must ensure that fire safety equipment such as harnesses, safety belts, safety helmets, safety gloves, air masks and safety glasses are provided during such hoisting works. All documentation to certify hoisting works, including insurance policies, risk assessment reports and methods of statements are to be submitted to ASPL prior to commencement of such works.

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	12

Rev.03 Effective Date: 2 May 2012

(f)	Tenants may refer to the Ministry of Manpower website for more information on the WSH Act.

6.2.10	COMPLIANCE WITH FIRE SAFETY ACT AND FIRE CODE

(a)

Tenants shall ensure that it and its contractors and/or consultants fully comply with the Fire Safety Act (Cap. 109A), the Fire Code (“Fire Code”) issued by Singapore Civil Defence Force (“SCDF”) and all other relevant regulations.

(b)	No obstruction to fire escape routes, hose reels, and other fire-fighting equipment is allowed during the Tenant’s Works.

(c)

The Fire Code regulates the allowable space between the suspended ceiling and the soffit of the concrete floor above. Combustible materials are not allowed within the ceiling space. Materials for ceiling construction should be of non-combustible materials approved by the Fire Service Shelter Bureau.

(d)	The Fire Code also stipulates the position of walls and partitions in relation to sprinkler heads which Tenants have to comply with.

(e)	The interior layout of the Premises must be designed in such a manner so as not to obstruct existing fire escape corridors and/or fire-hose reel cabinets.

6.2.11	FIRE ALARM & FIRE PROTECTION SYSTEM

(a)

As the fire alarm system in the Building is linked to SCDF through the Landlord’s monitoring station, Tenants are to obtain prior approval from the Landlord to rewire, replace or modify any existing fire alarm fixtures and fittings or to install additional fire alarms systems.

(b)

Tenants are not to modify, alter, add on or interfere in any way with the automatic sprinkler system or heat detector system or speakers for the Life Safety Public Addressing System (all of which have been designed according to the requirements of the Fire Code) without the Landlord’s prior approval.

(c)

The Premises have been installed with the required number of sprinkler heads (where applicable) in accordance with the Fire Code. Any additions or alterations to such sprinkler heads will have to be approved by the Landlord. Positions of new or relocated sprinkler heads must be designed and installed by a Professional Engineer engaged by Tenants, and the installation thereof shall be in strict compliance with all relevant regulations including the Fire Code.

(d)

Tenants must obtain the prior approval of the Landlord to isolate the Building’s fire protection system. If the Landlord grants such approval and subject to any other terms and conditions the Landlord may impose, Tenants shall comply with the following when isolating the Building’s fire protection system:

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	13

Rev.03 Effective Date: 2 May 2012

(i)	isolation is implemented only for works affecting the ceiling of the Premises;

(ii)	isolation should be kept to a minimum and carried out from 8 am – 6 pm from Mondays to Saturdays only and cannot be carried out during Sundays and Public Holidays;

(iii)	notification should be given to the Landlord in writing at least three (3) business days prior to the isolation;

(iv)	Tenants must engage a fire protection contractor approved by the Landlord to carry out the draining and recharging of the sprinkler system in the presence of ASPL at the Tenant’s own costs; and

(v)	in addition to the said contractor’s charges, Tenants shall pay the Landlord’s charges for draining of sprinkler system of $400.00 (exclusive of prevailing GST) per occasion.

6.2.12	SUPPLY OF ELECTRICITY AND WATER

(a)

All electrical installations (such as electrical meters, tap out boxes, wirings, etc.) shall be carried out by Tenants. No such installations may commence until Tenants have submitted the electricity application to the Landlord and obtained the Landlord’s approval on the same.

(b)

If Tenants require an electrical design load higher than that available at the Premises, Tenants shall make an application to the Landlord. Such application will be considered by the Landlord only if there is excess capacity and if approved, shall be subject to terms and conditions stipulated by the Landlord. Tenants are to bear all costs and expenses in connection with the supply of the said higher load. The Landlord shall not be responsible for any delay in the commencement of Tenants’ operations arising from Tenants’ requirement for a higher electricity design load.

(c)	Tenants are required to apply for potable I non-potable water from PUB if the relevant Tenant’s water consumption is more than 500 cubic metres per month.

(d)	Tenants are prohibited from tapping the Landlord’s emergency electrical and generator supply.

(e)	All plumbing works to procure additional water supply, including the installation of water meters, shall be undertaken by Tenants.

6.2.13	MECHANICAL & ELECTRICAL INSTALLATIONS

(a)	Tenants must obtain the Landlord’s approval to all proposed mechanical and electrical (“M&E”) installations. When seeking the Landlord’s approval, Tenants

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	14

Rev.03 Effective Date: 2 May 2012

must submit detailed drawings, plans and method statement for the proposed installations and the endorsement of a Professional Engineer.

(b)

Tenants shall bear all costs arising from M&E installations, including the installation, maintenance, calibration, repair and operation of the M&E installations such as BTU meters, pump-sets, dehumidifiers, flow meters, etc.

(c)	All wirings (to be colour coded) must be concealed and housed in steel conduits according to Power Grid’s requirements and regulations.

(d)	Access into the Building’s service risers must be arranged with the Landlord and any work carried out within the service risers must be with the Landlord’s prior approval.

(e)	All electrical works must be undertaken by an Energy Market Authority registered electrician or contractor (“LEW’) and the installation must be tested by the LEW.

(f)	Direct tapping from the Landlord’s main air-conditioning duct is not permitted, unless the Landlord’s prior approval granted.

(g)	All pipes or ducts, if any, shall be installed in the vertical service ducts provided or properly located and concealed from view to the Landlord’s satisfaction.

(h)

Electricity drawn from the power points located along the common corridors shall be via properly-fused electrical plugs. Under no circumstances will drawing power supply by insertion of exposed wiring terminals into the plug sockets be allowed.

6.2.14	HACKING. DRILLING, DEMOLITION & NOISY WORKS

(a)

Tenants are prohibited from carrying out Tenant’s Works involving hacking of the floors, walls, beams or any other structural elements of the Premises, the Building or the Park unless the Landlord’s approval is granted. Tenants are further STRICTLY PROHIBITED from carrying out hacking or cutting through pre-stressed concrete flooring of the Premises or the Building.

(b)	Subject to Landlord’s consent to any proposed hacking works, Tenants shall inform the Landlord before the commencement of any hacking, drilling, demolition and noisy works.

(c)

Subject to Landlord’s consent to any proposed hacking works, where Tenants propose to carry out Tenant’s Works involving hacking, drilling and/or demolition works, Tenants shall install proper portable ventilation fans before the commencement of such Tenant’s Works.

(d)	Subject to Landlord’s consent to any proposed hacking works and paragraph 6.2.14(e) below, all hacking, drilling, demolition and noisy works are to be

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	15

Rev.03 Effective Date: 2 May 2012

carried out after office hours (i.e. after 6.00 pm on Weekdays and after 2.00 pm on Saturdays or on Sundays and Public Holidays).

(e)

Subject to Landlord’s consent to any proposed hacking works, where the hacking, drilling demolition and noisy works will affect other tenants operations, the Tenants shall ensure that the business hours of the said tenants are observed.

6.2.15	PLUMBING & SANITARY WORKS

(a)

All plumbing and sanitary works (including works to the existing plumbing and sanitary system) shall be designed by a Professional Engineer engaged by the Tenants and carried out and installed by a PUB-licensed plumber, all at the Tenants’ cost and expense. Such design and installation shall be in strict compliance with regulations and requirements of the relevant Authorities.

(b)

All floor traps, grease traps, rain water down pipes, waste pipes, water supply pipes and closets must be made accessible to the Landlord and ASPL for maintenance in the event of any chokage to common pipes.

6.2.16	PARTITIONING WORKS

(a)	If the Tenants are carrying out partitioning works, the Tenants are required to:

(i)	seal-up all supply and return grilles to prevent infiltration into the main air-con dueling system;

(ii)	install proper portable ventilation fans before the commencement of the Tenant’s Works;

(iii)	ensure that all sideboards or cupboards along the window bays must have a height no higher than the windowsill; and

(iv)	ensure that all partitions abutting the window frames must tenninate at the window mullion and shall not be of a greater depth than the width of the mullion.

(b)	In carrying out partitioning works, the Tenants are prohibited from puncturing of any component of the aluminum window frame to facilitate fixing dry wall partitions.

(c)	All fixed partitions and all built-in cupboards terminating at window panels must not hinder the full opening of hinged windows.

6.2.17	STRUCTURAL WORKS

Where the proposed works involve the structure of the Building (e.g. coring through reinforced concrete floors) and have been approved by the Landlord, the Tenant shall

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	16

Rev.03 Effective Date: 2 May 2012

engage, where possible, the services of the Landlord’s original structural consultant for the Building.

6.2.18	AIR-CONDITIONING INSTALLATION WORKS

(a)	Tenants may install air-conditioning units and equipment only at areas designated by the Landlord (e.g. rooftop of the Building, where so designated) or at areas approved before hand by the Landlord.

The Landlord may require Tenants to install screens to ensure that the air conditioning units and/or equipment are not aesthetically pleasing.

(b)

Tenants must engage contractors licensed by the relevant Authorities to carry out air balancing within the Premises and the Building (where applicable) after installation(s) of air-conditioning system(s).

(c)	Tenants must ensure that the temperature of the air-conditioning unit(s) is capped at 23 +/- 1 °C.

(d)	Tenants shall carry out proper insulation works to ensure that their use of air conditioners do not result in condensation, both inside and outside the Premises.

(e)	Tenants shall provide sufficient return air grilles for all rooms partitioned (design to be approved by appropriate Qualified Person).

(f)	Where the cooling capacity of an air-conditioning system installed by Tenants exceeds 30 kW, the Tenants shall obtain the prior endorsement of a Professional Engineer.

6.2.19	CHILLED WATER SUPPLY SYSTEM (where applicable)

(a)	Tenants are not allowed to install or connect any monitoring or control systems to the Landlord’s chilled water supply and/or return pipes.

(b)

Tenants are not allowed to tap chilled water at the chilled water supply and return risers, AHUs and headers unless the Landlord has granted its prior approval. If the Landlord grants such approval, the Tenants shall comply with the following:

(i)

Tenants shall be responsible for flushing the lines, making good all faults and/or damage arising from the tapping of chilled water and making good all faults and/or damage caused by installation, operation, maintenance and repairs of Tenant’s chilled water fan coil units and air-cooled VRV air-conditioning units;

(ii)	Tenants are required to conduct a water test of the relevant segment by a chilled water lab tester approved by relevant the Authorities before tapping on to the chilled water;

(iii)	Tenants shall ensure that the test results comply with the standards set by the Landlord and I or the relevant chilled water supplier; and

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	17

Rev.03 Effective Date: 2 May 2012

(iv)

Tenants shall conduct another test at the conclusion of the tapping exercise and Tenants shall ensure that the test report is in accordance with the Landlord and I or the chilled water supplier’s requirements. In the event the test report results do not comply with the Landlord’s and /or the chilled water supplier’s requirements, Tenants shall at their own cost carry out necessary remedial actions to comply with such requirements.

6.2.20	INSPECTION OF ADDITIONAL INSTALLATIONS

Where Tenants have carried out installations in the Premises (including installations Tenants are required to carry out under paragraph 8 below), Tenants shall not commence operations until AFTER a final inspection of Tenants’ installations has been carried out by the Landlord and final approval on such installations have been given by the Landlord.

7.         TENANT’S WORKS - AS-BUILT PLANS

On completion of the Tenant’s Works, a complete set of plans showing the AS-BUlLT AND AS-INSTALLED condition and recording the exact locations of all partitions, wirings, pipe, air-conditioning systems, air-conditioning ducts, inlets and outlets, grease traps, exhaust fan systems, fire protection devices and all other fittings and fixtures installed by the Tenants must be submitted to Landlord.

8.         INSTALLATIONS / WORKS TO BE DONE BY TENANTS

8.1	THERMAL INSULATION & HEAT EXTRACTION SYSTEMS

8.1.1

Tenants are required to install adequate thermal insulation to the external walls, floors and ceilings within or outside the Premises and heat extraction systems if the Tenants’ activities results or may result in:

(a)	moisture condensation on the floors, ceilings or walls of the Premises, adjoining premises or Common Property or other parts of the Building; or

(b)

generation of excessive heat or heat which causes or may cause undue discomfort to the Landlord, its other tenants or the occupiers of any adjoining or other premises in the Building I Park and I or surrounding buildings.

8.1.2	All thermal insulation and heat extraction systems require the Landlord’s prior approval on the thermal insulation materials and the proposed method of installation.

8.2	FIRE SAFETY INSTALLATIONS

8.2.1

Tenants shall, where necessary, install and maintain exit lightings, exit signs at staircases, exit passage ways and the exits of the Premises and any fire safety signage in accordance with the requirements of the Fire Code and other relevant regulations.

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	18

Rev.03 Effective Date: 2 May 2012

8.2.2

Tenants shall carry out such modification work on the existing fire alarm system (including wirings) or existing fire protection system (including sprinklers and hose reels) in the Premises as necessary to suit Tenants’ operations and to comply with the Fire Code, including the installation of additional wiring and connections of the sprinklers and fixtures to the Landlord’s common fire alarm system.

8.2.3

Tenants shall install the required fire extinguishers in the Premises with labels approved by TOV SOD PSB Pte Ltd (‘PSB’) or SPRING Singapore in accordance with the Fire Code and other relevant regulations.

8.3	ELECTRICAL SWITCH & DISTRIBUTION BOARDS

Tenants shall install electrical switch board and distribution board and other similar equipment as directed by the Landlord to the Premises including, without limitation, overcurrent protective devices in the Landlord’s switch room in the Building and overcurrent and earth-leakage protective devices in the Premises.

8.4	ELECTRICAL INSTALLATIONS

All electrical installations (such as private electrical meters, wirings, cable trays, etc.) shall be carried out by Tenants.

8.5	PLUMBING / SANITARY WORKS

Tenants are required to carry out all plumbing and sanitary works at or for the Premises.

8.6	EXHAUST SHAFT / CHIMNEY (where applicable)

The Tenant shall, if required and after obtaining the consent of the Landlord, install at the opening and at such other intervals, as may be necessary, of the dedicated exhaust shaft I chimney to the Premises its own exhaust equipment, fans, and other necessary equipment and utility connections for the proper and efficient extraction of gases or steam from the dedicated exhaust shaft I chimney. When carrying out such installation works, the Tenant shall comply with Clause 6.2.5 above. Tenants shall pay the Landlord for any electricity used by the Tenants on the roof top at a rate to be determined by the Landlord.

8.7	BTU METERS (where applicable)

Tenants shall install British Thermal Unit (“BTU”) meter(s) for the measurement of Tenants’ chilled water consumption. In the event the BTU meter(s) fails for any reason whatsoever, the billing shall be based on Tenants’ average consumption over the preceding 3 months (or any other period determined by Landlord) before such failure.

9.         MAINTENANCE BY TENANTS

9.1	MAINTENANCE OF INTERNAL PREMISES

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	19

Rev.03 Effective Date: 2 May 2012

9.1.1	Tenants shall maintain all parts of the Premises including but not limited to:
(a)	internal light fittings and equipment/fittings;
(b)	floor traps
(c)	grease traps (where applicable)
(d)	sumps
(e)	exhaust shaft I chimney
(f)	electrical distribution boards (including remedying electrical faults);
(g)	doors to the Premises; and
(h)	windows in the Premises.

9.1.2	For such maintenance, Tenants may either engage the Landlord’s contractor or the Tenants’ own contractor. Any costs incurred shall be borne by Tenants.

9.1.3	Tenants shall, upon the request of the Landlord, produce the maintenance and service records for the floor and grease traps, sumps and exhaust shaft I chimney. (where applicable)

9.2	MAINTENANCE OF FIRE ALARM & FIRE PROTECTION SYSTEM

9.2.1

Tenants are responsible for the proper maintenance of the fire alarm devices within the Premises. Tenants are to ensure that the fire alarm system is serviced monthly and maintained in good condition at all times and in accordance with the Fire Code.

9.2.2

Tenants shall maintain the fire protection system in the Premises (including fire extinguishers, sprinkler system and fire hose reel systems) as required by the Authorities and in accordance with the Fire Code, whether such installations and equipment were provided by the Landlord or otherwise. Tenants are required to pay all fee(s) in connection with the maintenance of the fire protection system in the Premises including payment of fee(s) of SCDF for attending to any false alarms which originated from the system in the Premises.

9.2.3	Tenants shall regularly maintain all fire equipment and installations and ensure that all replacement parts are made of material of similar or better quality in accordance with the Fire Code.

9.3	MAINTENANCE OF BTU METERS AND EXHAUST EQUIPMENT (where applicable)

9.3.1	BTU METERS

Tenants shall maintain the BTU meter(s) serving the Premises regularly including arranging the calibration of the BTU meter(s) by the original manufacturer (‘OEM’) or its authorized agent.

9.3.2	EXHAUST EQUIPMENTS

Tenants shall be solely responsible for the efficient operation and proper maintenance of exhaust shafts and chimneys and the installed exhaust equipment, fans and any other necessary equipment and utility connections.

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	20

Rev.03 Effective Date: 2 May 2012

10.       TENANTS’ USE OF THE PREMISES & OPERATIONS

10.1	PROHIBITION AGAINST OBSTRUCTION

10.1.1

Tenants shall not to cause any obstruction of any kind to the Common Property (including common stairways passageways and other common parts in the Building), other premises in the Building, the Building I Park and/or surrounding buildings including common driveways and ramp.

10.1.2

The Landlord shall have full right and liberty and absolute discretion to remove and clear any obstruction and all costs and expenses incurred thereby shall be recoverable from Tenants. The Landlord shall not be liable to Tenants or any third party for any loss, damage or inconvenience caused by such removal.

10.1.3

If at any time the Tenant breaches this paragraph, the Tenant shall pay the Landlord the minimum sum of S$1,000.00 from the date of notification of the breach and for each and every day thereafter during which any part of the aforesaid areas shall remain obstructed.

10.2	NO STORAGE OF COMBUSTIBLE SUBSTANCES

10.2.1

Tenants shall not place or store any toxic, dangerous, inflammable, explosive or combustible substance in the Premises, in the Common Property or anywhere in the Building except with the prior consent of the Landlord and the Authorities (where required).

10.2.2	Tenants shall not bring or store upon the Premises any liquid petroleum gas cylinders at any time.

10.3	TOXIC MATERIALS

Tenants shall not carry out any processes with inherent risk of spillage of toxic materials, unless special approvals have been obtained. In the event that special approvals have been granted by the Authorities, all approvals and Material Safety Data Sheet (‘MSDS’) must be submitted to the Landlord for records. The Landlord must be informed and updated yearly when there are changes made to the quantity or type of chemicals I materials inside the Premises.

10.4	DISPOSAL OF DEBRIS, WATER & REFUSE

10.4.1

Tenants shall not discharge, dump, leave or burn, nor cause or permit the discharging, dumping, leaving or burning of any debris, waste and refuse (‘such wastes’) including but not limited to pollutants or contaminants, whether biohazardous, chemical hazards, radioactive or otherwise, into surface or other drains, watercourses, the Building I Park or its surrounding but to make good and

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	21

Rev.03 Effective Date: 2 May 2012

sufficient provision for and to ensure the expeditious, safe, proper and efficient disposal of such wastes to the requirements and satisfaction of the Landlord.

10.4.2

Without prejudice to the generality of sub-paragraph 10.4.1, Tenants shall dispose of such wastes in compliance with the requirements of the Authorities and the Landlord, which requirements may include but not limited to the Tenants:-

(a)

providing designated holding areas, pending disposal, within the Premises or otherwise for such wastes and stipulating the frequency and timing for disposal of such wastes by the Tenants’ contractors; and

(b)	submitting written information and details of any waste liquid discharge for the Authorities’ consideration and clearance by the Landlord and the Authorities before such discharge.

10.4.3

Tenants shall take all measures and precautions to capture, contain and, subject to sub-paragraphs 10.4.1 and 10.4.2, dispose all pollutants or contaminants, whether biohazardous, chemical hazards, radioactive or otherwise, and to prevent such pollutants or contaminants from intruding, disseminating or escaping, by air, liquid or otherwise, into other areas of the Building or its’ surrounding. For this purpose, Tenants shall, if necessary, set up and maintain containment cabinets, rooms or devices, exhaust ventilation system and, for hazardous areas (including without limitation, animal holding areas, autopsy rooms, chemical laboratories), negative pressure system, all to the satisfaction of the Authorities and the Landlord.

10.4.4	Without prejudice to the generality of sub-paragraphs 10.4.1 and 10.4.2, Tenants shall also comply with the following provisions (if applicable) :-

(a)

All Premises have been provided with 2 bins (one for normal domestic refuse and the other bin strictly for industrial food waste) which Tenants shall ensure are placed I parked within the waste holding area within their Premises designated by the Landlord. Tenants must place all their domestic refuse and industrial food waste neatly into appropriate plastic bags tied securely before placing them into the bins provided.

(b)	Tenants shall not use the 2 bins provided by the Landlord for disposal of:

(i)	other industrial I trade waste which is bulky, heavy, noxious, toxic and/or hazardous such as unwanted pallets, furniture, shells and bean waste; and

(ii)	waste not included in the Landlord’s contractor’s scope of work

Tenants must arrange for such waste to be disposed off-site by the appointed cleaning company employed by the Landlord at the Tenant’s cost and expense.

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	22

Rev.03 Effective Date: 2 May 2012

(c)	Tenants shall not dispose food, food products and by-products into the floor traps in the Premises or the drains within the Building.

(d)	Tenants shall not bring their domestic refuse and I or food waste (including waste brought from outside the Premises) or bins from their Premises to the Landlord’s centralized bin centre for disposal.

(e)	Tenants shall not throw or empty anything out of the windows or doors of the Premises into the Common Property.

10.4.5

The Landlord will arrange for cleaners to empty the bins and dispose off the domestic refuse and industrial food waste at a frequency to be determined by the Landlord. The Landlord is entitled to use Tenant’s water supply to facilitate the aforesaid services at no charge.

10.4.6

If Tenants fail to comply with sub-paragraphs 10.4.1 to 10.4.3 above, the Landlord is entitled (but not obliged) to dispose of such wastes. All costs and expenses incurred by the Landlord must be paid by the Tenants immediately on demand.

10.5	WASTE WATER DISCHARGE

10.5.1

Tenants are required to submit all information and details on the use of the Premises and waste water discharge to the Sewerage Department or other relevant Authorities for consideration and clearance in writing before undertaking such use and discharge.

10.5.2

In the event Tenants are permitted to discharge any waste water into the Building waste pipe system, Tenants are responsible to carry out regular checks and maintenance to ensure that the integrity of the system is maintained at all times.

10.6	ADVERTISEMENTS & SIGNBOARDS

10.6.1

Tenants must not display any name, sign, notice or advertisement inside or outside the Premises (including the windows) which can be seen from outside the Premises, except with the prior written consent of the Landlord and if required, the Authorities, in a style and manner and at a location approved by the Landlord.

10.6.2	Without prejudice to sub-paragraph 10.6.1 above, Tenants must obtain the prior approval of the Landlord on the location and design of the Tenants’ signboard.

10.7	MACHINES & APPARATUS

10.7.1	Tenants shall not do, permit or suffer to be done any of the following without the prior consent of the Landlord and the Authorities (where applicable):-

(a)

install air-conditioning system, ventilation system, air exhaust system, fume hoods, electrical system, telecommunication equipment, plant, machinery, fixtures, fittings, equipment or other installations (the “Tenant’s Installation’”) in the Premises; and

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	23

Rev.03 Effective Date: 2 May 2012

(b)

alter, remove, add or in any way interfere or tamper with fixtures, fittings and installations including the Tenant’s Installations in the Premises, including but not limited to any existing fire alarm and extinguishing system, ventilation system, air-conditioning system, walls or floor finishes (including any tiles), pipes, wirings, equipment, power and light points and outlets and give notice to the Landlord upon completion of installation of Tenant’s Installations.

10.7.2

Without prejudice to the generality of sub-paragraph 10.7.1, Tenants shall not to install any machines, installation, equipment or apparatus in the Premises which cause heavy power surge, high frequency voltage, high noise, fumes, current, air borne or noise vibration or any harmonic, electrical, magnetic or mechanical interference or disturbance which:-

(a)	can be heard, smelled or felt outside the Premises; or

(b)	prevents the service or use of any computer or communication system; or

(c)

affects the operation of other equipment, installations, machinery, apparatus or plants of the Landlord, other tenants or occupiers of the Premises or of adjoining or neighbouring premises of the Building I Park or the surrounding buildings

10.7.3

Tenants shall install a power line conditioner, voltage regulator, any additional electric equipment or such other equipment as the Landlord may require, to reduce or remedy any power surge, frequency voltage, noise, fumes, vibration or any harmonic, electrical, magnetic or mechanical interference or disturbance.

10.8	MINIMISING POLLUTION

Tenants shall take adequate measures to prevent air and other forms of pollution, and to implement measures for minimizing such pollution when requested by the Landlord or any Authorities.

10.9	MUSIC

Tenants shall not allow any vocal or instrumental music in the Premises which can be heard outside the Premises save except where the Tenant has obtained the prior consent of the Landlord.

10.10	NUISANCE

Tenants shall not do anything in the Premises which is or may become or cause a nuisance, annoyance, disturbance, inconvenience or damage to the Landlord or its other tenants or occupiers or to the owners, tenants and occupiers of adjoining and neighboring properties and/or of properties in the surrounding area I Park.

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	24

Rev.03 Effective Date: 2 May 2012

10.11	ILLEGAL PURPOSE & NO RESIDENTIAL USE

Tenants shall not use the Premises for any dangerous, noisy or offensive trade or business, for any illegal or immoral act or purpose or for residential purposes.

10.12	NO COOKING (not applicable where Permitted Use is for food and beverage)

Tenants shall not cook or store food in the Premises.

10.13	NO PETS, PESTS & ANIMALS

(a)	Unless authorized in writing by the Landlord and approval is obtained from the Authorities, Tenants shall not keep any pets in the Premises and shall keep the Premises free of pests.

(b)

Tenants shall not keep or allow to be kept any animal at the Premises save and except for such animals as are required in the laboratories located within the Premises for experimental or research purposes, at such areas as designated by the Landlord for such purposes PROVIDED THAT:

(i)	the prior consents of the Landlord and the Authorities (where required) are obtained;

(ii)

the housekeeping and caretaking of such animals, including but not limited to maintaining proper holding, quarantine and isolation rooms, caging, washing and shower areas, food, bedding and equipment storage and waste disposal system, shall comply with the Law, the requirements of the Authorities and the Landlord’s requirements; and

(iii)	Tenants shall take all measures to avoid or prevent the escape of such animals and the infusion of air from such areas into other areas of the Building and/or the Park.

10.14	NO BLOCKAGE

Tenants shall keep all pipes, drains, basins, sinks and water-closets, floor traps and grease traps in the Premises clean and unblocked.

10.15	ODOURS

Tenants shall keep the Premises free from noxious or offensive odours.

10.16	FLOOR LOADING

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	25

Rev.03 Effective Date: 2 May 2012

Tenants shall not load any part of the floors of the Building to a weight greater than the weight specified in the Letter of Offer or such other weight as may prescribed by the Landlord.

10.17	NOT TO OVERLOAD INSTALLATIONS

(a)

Tenants shall not overload the lifts, electrical installations or Conducting Media (such as drains, sewers, conduits, flues, risers, gutters, gullies, channels, ducts, shafts, watercourses, pipes, cables, wires and mains) in the Premises, the Building I Park and the surrounding areas.

(b)	Tenants shall not interfere with or impose an additional loading on any ventilation, air- conditioning or other plant (if any) serving the Building.

10.18	CURTAIN WALL

Tenants shall not paint, make any additions/ alterations to or exert any force or load or place any structures or articles or materials on the cladding and curtain wall, if any, its frame structure and all its related parts of the Building which will cause strain, damage or interference with the structural parts, loadbearing framework, roof, foundations, joist, curtain wall and related parts of the Building.

10.19	WINDOWS

(a)	Tenants shall keep the windows of the Premises closed at all times if the Premises are air-conditioned.

(b)

Tenants shall not place any objects in the Premises which can be seen from outside the windows of the Premises and which, in the opinion of the Landlord, is out of place, unsightly or may detract from the general appearance of the Building.

(c)

Tenants shall not cover the windows (other than with blinds or curtains approved by the Landlord), sky-lights, ventilating shafts or air inlets or outlets which reflect or admit light or enable air to flow into or out of the Premises or any part of the Building.

(d)	Tenants shall not affix anything to the windows, including any kind of film which might result in damage to the windows.

10.20	UNAUTHORISED SOURCE OF WATER

Tenants shall not tap or use or permit to be tapped any water from any source or supply other than that approved by the Landlord.

10.21	SERVICE / CARGO LIFTS

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	26

Rev.03 Effective Date: 2 May 2012

(a)	Tenants shall use only the service or cargo lift(s) prescribed by the Landlord to convey furniture, goods and other heavy equipment.

(b)	Tenants shall ensure that contractors, workmen and cleaners engaged by the Tenant use only the service or cargo lift(s) prescribed by the Landlord.

10.22	NO SOLICITING

Tenants shall not solicit business, display or distribute advertising material in the car parks or other parts of the Common Property save where prior written consent(s) of the Landlord and/or the Authorities has been obtained.

10.23	AUCTION SALES

Tenants shall not hold any sales by auction in the Premises or the Building.

10.24	SECURITY OF PREMISES

Tenants shall take adequate security measures to ensure that the Premises are secured even when the Premises are not occupied.

10.25	SPECIALIST WARRANTIES

Tenants shall not do anything which may render invalid or unenforceable any of the warranties or guarantees provided by specialist contractors to the Landlord in respect of the Premises, the Building, the Park or any part thereof. If the Tenants are in breach of this provision the Tenants must, at their own costs and expense, appoint specialist contractors nominated by the Landlord to complete the necessary rectification works required for the reinstatement of the warranties failing which the Landlord may appoint specialist contractors to carry out the necessary works. The Tenants must reimburse the Landlord all the Landlord’s cost of doing so immediately on demand by the Landlord.

10.26	LOADING & UNLOADING

Tenants shall carry out all loading and unloading at such location(s) and during such times as the Landlord may from time to time prescribe.

10.27	GROUND FLOOR SLABS (where applicable)

Where the Premises or any part of it is located at the ground floor of the Building, Tenants shall take into account and provide for possible settling and consolidation of the ground floor slabs in the course of time and not to place or allow to be placed upon such ground floor any load of such excessive weight as would damage such ground floor slabs PROVIDED THAT Tenants may, after obtaining the prior approvals of the Landlord and Authorities, at their own expense provide suitable foundations for all machinery, equipment and installations to avoid such overloading.

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	27

Rev.03 Effective Date: 2 May 2012

10.28	FIRE SAFETY ENVIRONMENT

(a)	Tenants shall at all times to provide sufficient access passageways to all firefighting installations and equipment.

(b)	Tenants shall co-operate with the Landlord to establish a fire-safe environment for all users of the Building. For this purpose, the Tenants shall:-

(i)	participate in all fire drills;

(ii)	attend fire safety awareness talks;

(iii)	practise the use of fire extinguishers; and

(iv)	participate in any other activities deemed necessary by the Landlord or as directed by the Authorities from time to time.

(c)

Tenants shall keep the Premises including its fixtures, fittings, installations and appliances in a safe condition by adopting all necessary measures to prevent an outbreak of fire in the Premises, and to this end, the Tenants must comply with all requirements of the Landlord, the Fire Safety Bureau and/or other Authorities. In addition, the Tenants shall designate one or more employees as fire-safety officers as required under applicable regulations.

10.29	USE OF COMMON PROPERTY & TERRACE AREAS

Tenants shall not use the Common Property and any terrace areas without the Landlord’s prior approval.

10.30	TELEVISION ANTENNAE I SATELLITE DISH

Tenants shall not install or allow any person or persons to install any television antenna or satellite dish on the roof-top or at the balcony or veranda or any part of the Premises or the Building without first obtaining the consent in writing of the Landlord. In the case where the Landlord provides a communal television antenna system, no installation of any other television antenna shall be permitted.

10.31	PARKING OF VEHICLES

(a)	Tenants, its officers and employees are prohibited from parking in the Building other than in designated parking areas.

(b)	Tenants shall pay such parking charges as may be levied or revised from time to time by the Landlord for the use of parking lots in the Building.

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	28

Rev.03 Effective Date: 2 May 2012

(c)

Tenants, its officers and employees shall comply with all rules and regulations imposed from time to time by the Landlord on the management and operation of the car parks and the parking of vehicles within the Building.

10.32	OUTER DOORS OF THE BUILDING

(a)	Where the Building has outer doors:-

(i)	such outer doors of the Building will be closed and locked during the hours specified by the Landlord;

(ii)	if the Tenants want to enter the Premises during such hours, the Tenants must comply with the security measures imposed by the Landlord;

(iii)	the Landlord may change such hours at any time but will inform the Tenants of any change; and

(iv)	for security reasons, the Landlord may prevent access to the Building (including the closure of the outer doors of the Building) at any time and for so long as the Landlord thinks is necessary.

11.       REINSTATEMENT WORKS

11.1	Prior to vacating the Premises, Tenants must at its cost carry out the following Reinstatement Works to restore the Premises to its Original Condition (except fair wear and tear):-

(a)

removing all the Tenants’ fixtures, fittings, furniture and belongings (including signs erected by the Tenants) from the Premises, the Building I Park and/or the surrounding areas but, if required by the Landlord, leaving behind such Tenants’ fixtures and fittings as may be specified by the Landlord (excluding the Tenants’ trade fixtures but including without limitation, carpets, blinds, partitions, built-in furniture and alterations to the mechanical and electrical installations);

(b)

redecorating the Premises to the satisfaction of the Landlord with three (3) coats of good quality oil or emulsion paint or other appropriate treatment of all internal parts of the Premises, in a good and workmanlike manner and using appropriate materials as the Landlord may reasonably and properly require;

(c)	re-polishing all internal parts previously polished;

(d)	graining and varnishing all the internal parts previously grained and varnished;

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	29

Rev.03 Effective Date: 2 May 2012

(e)	cleaning, de-greasing and disinfecting all floor tiles of the premises, including replacing all floor tiles which in the opinion of the Landlord are worn or damaged and in need of replacement;

(f)	removing and clearing of all waste, rubbish and other unwanted material from the Premises, the Building I Park and/or the surrounding areas;

(g)

making good to the satisfaction of the Landlord all damage to the walls, doors, windows or any part of the Premises, the Building I Park and/or the surrounding areas due to the removal of the Tenants’ belongings, reinstatement or redecoration of the Premises;

(h)	cleaning, to the satisfaction of the Landlord, the exhaust shaft I chimney, exhaust fans and other related exhaust equipment, floor and grease traps and sumps (where applicable)

(i)

ensuring that all mechanical and electrical services provided by the Landlord to the Tenants at the Premises are reinstated to their Original Condition and in good and working order and condition, to the satisfaction of the Landlord, such reinstatement to be carried out by a specialist contractor nominated by the Landlord and appointed by the Tenants, under the supervision of the Landlord’s consultants;

(j)

ensuring that all required structural and engineering works are carried out by a specialist contractor nominated by the Landlord and appointed by the Tenants, under the supervision of the Landlord’s consultants;

(k)

where required by the Landlord, disinfecting the Premises and ensuring that the Premises are free from any harmful contamination by any biological organisms or chemical substances that may have been used, produced or stored in or brought into the Premises and disposing of any such biological organisms or chemical substances safely without causing any health hazards, any danger or injury to any person in accordance with the requirements of the Authorities (where applicable) and to the satisfaction of the Landlord; and

(I)	where required by the Landlord, removing the electricity, water and air conditioner meters, and make good, to the satisfaction of the Landlord, any damage due to such removal.

12.       LANDLORD’S RIGHTS OF ACCESS & RIGHTS TO CARRY OUT WORKS

12.1

Without prejudice to the Landlord’s rights under the Lease, Tenants shall allow the Landlord, ASPL, the Landlord’s or ASPL’s employees, agents, workmen and agents contractors access into the Premises for the following purposes:

(a)	to make spot-checks or conduct repair works in connection with the Building;

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	30

Rev.03 Effective Date: 2 May 2012

(b)	to replace or repair any fitting or fixtures belonging to Landlord; and

(c)	to gain access into and enter parts of the Building which can only be accessed through the Premises such as terrace areas.

12.2

If so required by the Landlord, Tenants shall remove installations, machinery, partitions or any articles to permit the Landlord to execute replacement or installation works, and if the Tenants fail to observe or perform this requirement, the Landlord shall have the right to (without prejudice to any other rights or remedies of the Landlord) remove the same, and all costs and expenses incurred thereby shall forthwith be recoverable from the Tenants PROVIDED ALWAYS that the Landlord shall not be liable to the Tenants or any third party for any loss, damage or inconvenience caused whatsoever by such removal and replacement of installation works.

13.       INFORMATION ON GREEN INITIATIVES

13.1	TENANTS’ RECYCLING PROGRAMME GUIDE

Waste collections

A waste collection company is appointed to dispose off all the industrial waste collected from the building. The waste will be collected from the building’s bin centre and transported to an approved dumping ground for recycling or incineration at the National Environment Agency’s plant.

3Rs POLICY - REDUCE / REUSE / RECYCLE

At Ascendas, we have implemented various environmentally-friendly policies including a 3Rs policy – To Reduce, Reuse & Recycle. We strongly encourage our Tenants to implement the 3Rs policy as follows:

REDUCE

¡	Use less disposable items (e.g. polystyrene and paper cups and plates).

¡	Bring own cutlery and coffee mug.

¡	Do not ask for a plastic bag if you can take the packet of food back to the office yourself.

¡	Make a few copies of a document to share instead of making one copy for each individual.

¡	Circulate written or printed memos.

¡	Use electronic mail to communicate or to send messages.

¡	Proof-read documents on screen before printing.

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	31

Rev.03 Effective Date: 2 May 2012

¡	Print addresses directly onto envelopes instead of using sticker labels.

¡	Print on both sides of paper.

¡	Order just adequate drinks and food for meeting, seminars, conference and events, etc.

¡	Switch on light and electronic devices only when necessary.

REUSE

¡	Reuse used envelopes for sending internal mail.
¡	Remove old documents and reuse files for filing again.
¡	Use the other side of used paper for drafting, printing and taking notes etc.
¡	Re-format or delete old files from diskettes so that they can be used to store new documents.

RECYCLE

¡	Set up a recycling programme in the office.
¡	Participate in recycling programmes.
¡	Segregate recyclable items for recycling (Green Bins are provided as per photograph below).
¡	Recycle bins are placed at strategic locations within the building compound for collection/storing of recycleable wastes such paper, plastics and empty drink cans.

13.2	WATER CONSERVATION

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	32

Rev.03 Effective Date: 2 May 2012

(a)	At Ascendas, we participate in PUB’s Water Efficient Buildings Programme, a water conservation initiative that offers cost effective solutions to lower water consumption.

(b)

Water is scare and every drop of it is precious. So be mindful of how you use it. Tenants will be surprised on how much they can save by just turning off the tap. Tenants’ contribution in helping to conserve water could include the following:-

(i)	Report to ASPL on sighting any water leakages from toilet fixtures.

(ii)	Minimise the flushing frequency of the toilet flushing system.

(iii)	Make use of the shower system when bathing in the toilet instead of using water from the tap.

(iv)	Remember to turn-off the tap after use.

(v)	Encourage cleaners to carry more regular mobbing of floors than washing with water.

(c)	When consuming water, please note that PUB has recommended the following best water conservation flow rates:

Area of Usage	Best Water Conservation Flow Rates for Existing taps

Basin tap & Self-Closing Delayed Action Basin tap	2 litres/min

Sink/kitchen tap and wash area	6 litres/min

Shower tap & Self-Closing Delayed Action Shower	7 litres/min

Other areas	6 litres/min

13.3	Energy Conservation

Tenants’ contribution in helping to conserve energy could include the following:-

13.1	Tenants are advised to choose energy efficient equipment and systems and consider implementing long-term energy saving measures.

13.2

If Tenant required to install auxiliary air-conditioning system/equipment for use after-office hours, Tenant is advised to choose one with the correct capacity as oversizing of capacity will result in higher upfront capital cost and electricity consumption.

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	33

Rev.03 Effective Date: 2 May 2012

13.3	Air-conditioning system/equipment with high motor efficiency will result in lower electricity consumption as compared with those with normal motor.

13.4

Preventive maintenance of the auxiliary air-conditioning system/equipment should be carried out regularly and at least once a month. This includes monthly checking and cleaning of the air-filter as dirty filler causes pressure drop and require more energy to operate the motor. Please note that loose fan-belt would result in unnecessary waste of energy.

13.5

Tenants are advised to draw their blinds or shades when the sunlight is shining directly into their premises through the window glass panes. This will reduce energy needed by the air-conditioning system to cool the affected room.

13.6

Predictive maintenance of the mechanical and electrical systems should be carried out regularly. All systems or consumables are subject to wear and tear, hence the life spans of all consumables should be noted and they should be replaced when necessary.

13.7

Tenants are advised to choose energy saving light bulbs for lightings and overall lighting power density should not exceed 12 W/m2. T5 fluorescent lighting fittings with electronic ballasts should be used and zoning of light fittings should be implemented with individual switches.

13.8	Install motion sensors, dimmers, timers, etc. for the lightings and ensure that all lights are switched off when the room is not being used.

13.9	Mechanical ventilation such as fans instead of air-conditioning system should be installed where feasible.

13.10	Tenants are advised to choose the right size appliances for their needs and avoid excess capacity.

13.11

Tenants should enable the “energy-saver” or “power-saver” mode in their office equipments such as computers and photocopying machines. Tenants should switch off the equipments when they are not in use for long periods. Tenants should consider flat panel LCD/LED monitors as they consume only a third of the power consumed by conventional monitors.

14.       CONTACT INFORMATION

14.1	MAINTENANCE PERSONNEL

The Landlord is pleased to inform Tenants that the Landlord has a team of maintenance personnel whom Tenants can contact for any assistance or clarification during Tenants stay in the Premise and I or Park. Tenants may contact such maintenance personnel at the following numbers:

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	34

Rev.03 Effective Date: 2 May 2012

NAME	CONTACT NUMBER	DESIGNATION
Ivan Ho	9616 5025	Assistant Manager
Sundaram Nagrajan	9388 7450	Technician

If Tenants are unable to get them directly, Tenants may call the Landlord’s main office at telephone no: 6774 1033 for assistance.

14.2	24-HOUR EMERGENCY SERVICE

For breakdowns of common essential services such as lifts, power or water supply after office hours, Tenants may contact the Landlord’s Fire Command Centre at Tel No: 1800-533 3131

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	35

Rev.03 Effective Date: 2 May 2012

TENANTS’ GUIDE ACKNOWLEDGEMENT FORM

We,	Ultratech SE Asia Pte Ltd.

tenant of the premises at	# 02-01, #03-02 + #02-02A Techview

have received a copy of the Tenants’ Guide, the contents of which we have noted and we agree to abide by all the terms and conditions stated herein.

We further confirm that we shall seek prior approval from the Landlord or its representative should we intend to carry out any works (other than approved plans) in the said premises. Subject to the Landlord’s approval and on completion of our works in the said premises, we shall submit to the Landlord a set of “as-built” drawings and plans.

/s/ Bruce R. Wright	Bruce R Wright CFo
Authorized Signatory	Name & Designation

August 15, 2012
Date	Company Stamp

Ascendas Services Pte Ltd 61 Science Park Road #04-01 The Galen Singapore Science Park II Singapore 117525 Tel: (65) 6774 1033 Fax: (65) 6777 8962	36

Rev.03 Effective Date: 2 May 2012